SCHEDULE 13D:  EXHIBIT 2

                         UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF CONNECTICUT


In re                         )
                              )
                              )
RAYTECH CORPORATION,          )    Chapter 11
                              )    Case No. 5-89-00293 (AHWS)
                              )
                              )
        Debtor.               )
                              )




                             RAYTECH CORPORATION'S
                     SECOND AMENDED PLAN OF REORGANIZATION
                          (as modified July 21, 2000)



                                        Akin, Gump, Strauss, Hauer &
                                        Feld, L.L.P.
                                        Daniel H. Golden
                                        David H. Botter
                                        Geoffrey T. Raicht
                                        590 Madison Avenue
                                        New York, NY 10022-4616
                                        (212) 872-1000
                                        -and-
                                        Pullman & Comley, LLC
                                        Elizabeth J. Austin
                                        850 Main Street
                                        P.O. Box 7006
                                        Bridgeport, CT 06601-7006
                                        (203) 330-2000
                                        Attorneys for Raytech
                                        Corporation -
                                        Debtor and Debtor-in-
                                        Possession

                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 1 DEFINITIONS ........................................................1
        1.1  Defined Terms. ..................................................1
             1.1.1     Administrative Expense Claim ..........................1
             1.1.2     Affiliate .............................................1
             1.1.3     Affiliate Claims ......................................2
             1.1.4     Allowed ...............................................2
             1.1.5     Allowed Amount ........................................3
             1.1.6     Amended and Restated Certificate of Incorporation .....3
             1.1.7     Amended and Restated By-Laws ..........................3
             1.1.8     Asbestos PI Permanent Channeling Injunction ...........3
             1.1.9     Asbestos Personal Injury Claim ........................4
             1.1.10    Asbestos Personal Injury Contribution Claim ...........4
             1.1.11    Available Cash ........................................4
             1.1.12    Ballot ................................................4
             1.1.13    Ballot Date ...........................................5
             1.1.14    Bankruptcy Code .......................................5
             1.1.15    Bankruptcy Court ......................................5
             1.1.16    Bankruptcy Rules ......................................5
             1.1.17    Board of Directors ....................................5
             1.1.18    Business Day ..........................................5
             1.1.19    Certificate of Incorporation ..........................5
             1.1.20    Chapter 11 Case .......................................5
             1.1.21    Claim .................................................5
             1.1.22    Claims Trading Injunction .............................6
             1.1.23    Confirmation Date .....................................6
             1.1.24    Confirmation Order ....................................6
             1.1.25    Contingent Claim ......................................6
             1.1.26    Creditor ..............................................6
             1.1.27    Creditors' Committee ..................................6
             1.1.28    Debtor or Raytech .....................................6
             1.1.29    Debtor in Possession ..................................6
             1.1.30    Demand ................................................6
             1.1.31    Disallowed ............................................7
             1.1.32    Disbursing Agent ......................................7
             1.1.33    Disputed ..............................................7
             1.1.34    Disputed Claim Amount .................................7
             1.1.35    Distribution ..........................................7
             1.1.36    District Court ........................................7
             1.1.37    Effective Date ........................................7
             1.1.38    Encumbrance ...........................................7
             1.1.39    Entity ................................................8
             1.1.40    Environmental Claim ...................................8
             1.1.41    Equity Interest .......................................8

             1.1.42    Equity Committee ......................................8
             1.1.43    Estimated Amount ......................................8
             1.1.44    Existing Raytech Common Stock .........................8
             1.1.45    Final Distribution Date ...............................8
             1.1.46    Final Order ...........................................8
             1.1.47    FMC ...................................................9
             1.1.48    Future Claimants' Representative ......................9
             1.1.49    Governments ...........................................9
             1.1.50    Governments' Claim ....................................9
             1.1.51    Governments' Share ....................................9
             1.1.52    Governments' Settlement Agreement .....................9
             1.1.53    Initial Distribution Date .............................9
             1.1.54    Internal Revenue Code .................................9
             1.1.55    IRS ..................................................10
             1.1.56    Justice Department ...................................10
             1.1.57    New Raytech Common Stock .............................10
             1.1.58    Payment Percentage ...................................10
             1.1.59    PBGC .................................................10
             1.1.60    PBGC Claims ..........................................10
             1.1.61    PBGC Litigation ......................................10
             1.1.62    Petition Date ........................................10
             1.1.63    PI Protected Party ...................................10
             1.1.64    PI Trust .............................................11
             1.1.65    PI Trust Agreement ...................................11
             1.1.66    PI Trust Claims ......................................11
             1.1.67    PI Trust Claims Resolution and Distribution
                       Procedures ...........................................12
             1.1.68    PI Trust Share .......................................12
             1.1.69    Plan .................................................12
             1.1.70    Priority Claim .......................................12
             1.1.71    Quarterly Distribution Date ..........................12
             1.1.72    Raymark ..............................................12
             1.1.73    Raymark Estates ......................................12
             1.1.74    Raymark Plans ........................................12
             1.1.75    Raytech Common Stock .................................12
             1.1.76    Record Date ..........................................13
             1.1.77    Related Parties ......................................13
             1.1.78    Reorganized Debtor or Reorganized Raytech ............13
             1.1.79    Retention Period .....................................13
             1.1.80    Retiree Claims .......................................13
             1.1.81    Retiree Committee ....................................13
             1.1.82    Retiree Litigation ...................................13
             1.1.83    Schedules ............................................13
             1.1.84    Secured Claim ........................................14
             1.1.85    Severance Program ....................................14
             1.1.86    Shareholders' Agreement ..............................14
             1.1.87    Shareholder Representative ...........................14

             1.1.88    Smith Distributions ..................................14
             1.1.89    Smith Entity or Entities .............................14
             1.1.90    State of Connecticut DEP .............................14
             1.1.91    Stratford Facility ...................................14
             1.1.92    Tax Claim ............................................15
             1.1.93    Tax Refund Assignment Agreement ......................15
             1.1.94    Trustees .............................................15
             1.1.95    Unliquidated Claim ...................................15
             1.1.96    Unsecured Claim ......................................15
             1.1.97    Unsecured Creditor Funding Obligation ................15
             1.1.98    Unsecured Creditor Funding Obligation Remainder ......15
             1.1.99    Voting Procedures Order ..............................15
        1.2  Other Terms ....................................................16
        1.3  Exhibits .......................................................16

ARTICLE 2 PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS ..16
        2.1  Payment of Allowed Administrative Expenses .....................16
        2.2  Tax Claims .....................................................16

ARTICLE 3 CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS .......17
        3.1  Summary ........................................................17
        3.2  Classification and Treatment ...................................17
             3.2.1     Class 1. Priority Claims .............................17
             3.2.2     Class 2. Secured Claims ..............................18
             3.2.3     Class 3. General Unsecured Claims ....................18
             3.2.4     Class 4.  Affiliate Claims ...........................21
             3.2.5     Class 5.  Equity Interests ...........................21
        3.3  Controversy Concerning Impairment ..............................22

ARTICLE 4 MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ...............22
        4.1  Modification of the Plan .......................................22
        4.2  Revocation or Withdrawal .......................................22
             4.2.1     Right to Revoke ......................................22
             4.2.2     Effect of Withdrawal or Revocation ...................22
        4.3  Amendment of Plan Documents ....................................23

ARTICLE 5 PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS .......................23
        5.1  Objections to Claims; Prosecution of Disputed Claims ...........23
        5.2  PI Trust Claims Resolution and Distribution Procedures .........23
        5.3  Distributions on Account of Disputed Claims ....................23

ARTICLE 6 ACCEPTANCE OR REJECTION OF THE PLAN ...............................23
        6.1  Impaired Classes to Vote .......................................23
        6.2  Acceptance by Class of Claims ..................................24
        6.3  Nonconsensual Confirmation .....................................24

ARTICLE 7 IMPLEMENTATION OF THE PLAN ........................................24
        7.1  Amendment of Certificate of Incorporation ......................24
        7.2  Amendment of By-Laws ...........................................24
        7.3  Creation of PI Trust and Appointment of Trustees ...............24
        7.4  Distributions under the Plan ...................................25
        7.5  Distributions by the Reorganized Debtor and the PI Trust .......25
        7.6  Delivery of Distributions and Undeliverable or
             Unclaimed Distributions ........................................25
             7.6.1     Delivery of Distributions in General .................25
             7.6.2     Undeliverable Distributions ..........................25
        7.7  Manner of Payment under the Plan ...............................26
        7.8  Fractional Shares or Other Distributions .......................26
        7.9  Occurrence of the Confirmation Date ............................26
        7.10 Occurrence of the Effective Date ...............................27
        7.11 Management of the Reorganized Debtor ...........................28
        7.12 Corporate Action ...............................................29
        7.13 Effectuating Documents and Further Transactions ................29
        7.14 Listing of Raytech Common Stock ................................30
        7.15 Allocation of Plan Distributions Between Principal and
             Interest .......................................................30
        7.16 District Court Approval of the Confirmation Order, the
             Asbestos PI Permanent Channeling Injunction and the
             Claims Trading Injunction ......................................30

ARTICLE 8 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ..........................30
        8.1  Assumption of Executory Contracts and Unexpired Leases .........30
        8.2  Rejection of Executory Contracts and Unexpired Leases ..........31
        8.3  Claims Arising from Rejection or Termination ...................31
        8.4  Insurance Policies .............................................31
             8.4.1     Assumed Insurance Policies ...........................31
             8.4.2     Rejected Insurance Policies ..........................32
             8.4.3     Reservation of Rights ................................32
        8.5  Indemnification and Reimbursement Obligations ..................32
        8.6  Compensation and Benefit Programs ..............................32

ARTICLE 9 RETENTION OF JURISDICTION .........................................33

ARTICLE 10 TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN
           LIABILITIES BY THE PI TRUST ......................................34
        10.1 Transfer of Certain Property on the Effective Date .............34
             10.1.1    Transfer of Books and Records ........................34
             10.1.2    Transfer of Plan Consideration .......................35
        10.2 Assumption of Certain Liabilities by the PI Trust ..............35
        10.3 Distributions on Account of Disputed Claims Once Allowed .......35
        10.4 Certain Property Held in Trust by the Reorganized Debtor .......35
        10.5 Authority of the Debtor ........................................35

ARTICLE 11 MISCELLANEOUS PROVISIONS .........................................36
        11.1  Payment of Statutory Fees .....................................36

        11.2  Discharge of the Debtor; Effect of Asbestos PI
              Permanent Channeling Injunction ...............................36
        11.3  Rights of Action ..............................................36
        11.4  Third Party Agreements ........................................37
        11.5  Dissolution of Committees .....................................37
        11.6  Exculpation ...................................................37
        11.7  Releases ......................................................38
        11.8  Title to Assets; Discharge of Liabilities .....................38
        11.9  Surrender and Cancellation of Instruments .....................38
        11.10 Notices .......................................................39
        11.11 Headings ......................................................41
        11.12 Severability ..................................................41
        11.13 Governing Law .................................................42
        11.14 Filing of Additional Documents ................................42
        11.15 Compliance with Tax Requirements ..............................42
        11.16 Exemption from Transfer Taxes .................................42
        11.17 Further Assurances ............................................43

SCHEDULE 5.1    DISPUTED CLAIMS
SCHEDULE 8.1    CONTRACTS/UNEXPIRED LEASES
SCHEDULE 8.4.1  ASSUMED INSURANCE POLICIES
SCHEDULE 8.4.2  REJECTED INSURANCE POLICIES
EXHIBIT A       AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EXHIBIT B       AMENDED AND RESTATED BY-LAWS
EXHIBIT C       GOVERNMENTS' SETTLEMENT AGREEMENT
EXHIBIT D       PI TRUST AGREEMENT
EXHIBIT E       PI TRUST CLAIMS RESOLUTION AND DISTRIBUTION PROCEDURES
EXHIBIT F       TAX REFUND ASSIGNMENT AGREEMENT
EXHIBIT G       SHAREHOLDERS' AGREEMENT

                         UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF CONNECTICUT


In re                         )
                              )
                              )
RAYTECH CORPORATION,          )    Chapter 11
                              )    Case No. 5-89-00293 (AHWS)
                              )
                              )
        Debtor.               )
                              )




                             RAYTECH CORPORATION'S
                     SECOND AMENDED PLAN OF REORGANIZATION

                        Raytech Corporation hereby proposes the following second amended plan of reorganization

                                    ARTICLE 1

                                  DEFINITIONS

      1.1 Defined Terms.

            As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires

            1.1.1 Administrative Expense Claim

                  Any Claim constituting a cost or expense of administration in the Chapter 11 Case under sections 503(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligation incurred or assumed by the Debtor in connection with the conduct of its business or for the acquisition or lease of property or the rendition of services, any allowed compensation or reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930, chapter 123, title 28, United States Code.

            1.1.2 Affiliate

                  Any Entity that is an "affiliate" of the Debtor or the Reorganized Debtor within the meaning of section 101(2) of the Bankruptcy Code, except (i) the PI Trust, (ii) the Smith Entities and (iii) Raymark.

            1.1.3 Affiliate Claims

                  All Claims against the Debtor held by an Affiliate.

            1.1.4 Allowed

            1.1.4.1 With respect to any Claim, other than an Administrative Expense Claim or an Asbestos Personal Injury Claim, proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim or, if applicable, despite the lack of an objection thereto, to the extent it has been allowed in whole or part by a Final Order of the Bankruptcy Court, or (ii) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court.

            1.1.4.2 With respect to any Claim, other than an Administrative Expense Claim or an Asbestos Personal Injury Claim, as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent.

            1.1.4.3 With respect to any Claim that is asserted to constitute an Administrative Expense Claim (i) that represents an actual or necessary expense of preserving the estate or operating the business of the Debtor, any such Claim to the extent that the Debtor determines it to constitute an Administrative Expense Claim, (ii) other than with respect to a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, that the Debtor does not believe constitutes an Administrative Expense Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503 or 1114 of the Bankruptcy Code, or (iii) that represents a Claim of a professional person employed under section 327, 328 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court under section 330 of the Bankruptcy Code.

            1.1.4.4 With respect to any Asbestos Personal Injury Claim, such Claims shall neither be Allowed or Disallowed, but, rather, will be satisfied in accordance with the PI Trust Claims Resolution and Distribution Procedures. With respect to any Demands, Demands will neither be Allowed or Disallowed, but, rather will be satisfied in accordance with the PI Trust Claims Resolution and Distribution Procedures.

            1.1.5 Allowed Amount

                  The dollar amount of a Claim as Allowed by the Court or agreed to by the Debtor. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Petition Date.

            1.1.6 Amended and Restated Certificate of Incorporation

                  The Certificate of Incorporation, to be amended and restated in accordance with section 7.1 hereof, in substantially the form of Exhibit "A" to the Plan.

            1.1.7 Amended and Restated By-Laws

                  The  By-Laws  of  Raytech  to  be  amended  and   restated  in
accordance with section 7.2 hereof, in substantially the form of Exhibit "B" to the Plan.

            1.1.8 Asbestos PI Permanent Channeling Injunction

                  An order or orders of the Bankruptcy Court or the District Court in accordance with and pursuant to Section 524 (g) of the Bankruptcy Code permanently and forever staying, restraining, and enjoining any Entity from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any PI Trust Claims, all of which shall be channeled to the PI Trust (other than actions brought to enforce any right or obligation under the Plan, any exhibits to the Plan, or any other agreement or instrument between the Debtor or the Reorganized Debtor and the PI Trust, which actions shall be in conformity and compliance with the provisions hereof)

                  a. commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding
            (including, but not limited to, a judicial, arbitrary, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

                  b. enforcing,  levying,  attaching (including, but not limited to, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

                  c. creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

                  d. setting off, seeking  reimbursement of,  contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

                  e. proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the PI Trust, except in conformity and compliance therewith.

            1.1.9 Asbestos Personal Injury Claim

                  Any Claim or Demand now existing or hereafter arising, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim or Demand are known or unknown, for, under any theory of law, equity, admiralty, or otherwise, death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products for which the Debtor or Raymark has legal liability, including, but not limited to, any Claim or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and including punitive damages.

            1.1.10 Asbestos Personal Injury Contribution Claim

                  Any Allowed Claim or Demand now existing or hereafter arising, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim or Demand are known or unknown, that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.5 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, or other personal damages (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products for which the Debtor or Raymark has legal liability, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability of the Debtor or Raymark for reimbursement or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

            1.1.11 Available Cash

                  The amount of cash that, in the judgment of the Debtor and the financial advisor to the Creditors' Committee, is not reasonably needed to meet the estimated near term cash operating needs and capital needs of the Reorganized Debtor on the anticipated Effective Date of the Plan. In the event that the Debtor and the financial advisor to the Creditors' Committee cannot agree on the amount of the "Available Cash," they shall by mutual agreement select a nationally recognized certified public accounting firm (the "National Firm") which is not the regular accounting firm of the Debtor to make the determination. The determination of the National Firm shall be final.

            1.1.12 Ballot

                  The form or forms distributed to holders of impaired Claims and Equity Interests on which is to be indicated the acceptance or rejection of the Plan.

            1.1.13 Ballot Date

                  The date set by the Bankruptcy Court by which all completed Ballots must be received.

            1.1.14 Bankruptcy Code

                  Title 11 of the United States Code, as applicable to the Chapter 11 Case.

            1.1.15 Bankruptcy Court

                  The United States District Court for the District of Connecticut, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

            1.1.16 Bankruptcy Rules

                  The Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

            1.1.17 Board of Directors

                  The Board of Directors of Raytech, as it may exist from time to time.

            1.1.18 Business Day

                  Any day which is not a Saturday, Sunday or Federal holiday.

            1.1.19 Certificate of Incorporation

                  The  Certificate  of   Incorporation   of  Raytech,   as  such
Certificate of Incorporation may be amended by the Amended and Restated Certificate of Incorporation or otherwise.

            1.1.20 Chapter 11 Case

                  The case of the Debtor commenced by the filing by the Debtor of a voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date.

            1.1.21 Claim

                  A "Claim," as defined in section 101(5) of the Bankruptcy Code, shall mean a right to (a) payment from the debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured; or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment from the debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            1.1.22 Claims Trading Injunction

                  An order or orders of the Bankruptcy Court or the District Court permanently and forever staying, restraining, and enjoining any Entity from, directly or indirectly, purchasing, selling, transferring, assigning, conveying, pledging, or otherwise acquiring or disposing of any PI Trust Claim; provided, however, that the foregoing shall not apply to the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. Any such order or orders will also provide that any action taken in violation thereof will be void ab initio.

            1.1.23 Confirmation Date

                  The date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court or District Court.

            1.1.24 Confirmation Order

                  The order or orders of the Bankruptcy Court or District Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos PI Permanent Channeling Injunction.

            1.1.25 Contingent Claim

                  Any Claim, the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the Debtor now or hereafter exists or previously existed.

            1.1.26 Creditor

                  Any Entity that holds a Claim against the Debtor or Debtor in Possession.

            1.1.27 Creditors' Committee

                  The Official Committee of Unsecured Creditors appointed by the U.S. Trustee in this case.

            1.1.28 Debtor or Raytech

                  Raytech Corporation, a Delaware corporation.

            1.1.29 Debtor in Possession

                  The Debtor, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

            1.1.30 Demand

                  A demand for payment, present or future, that (i) was not a Claim during the Chapter 11 Case; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Permanent

Channeling Injunction; and (iii) pursuant to the Plan, is to be satisfied by the PI Trust.

            1.1.31 Disallowed

                  A Claim that is disallowed in its entirety by a Final Order of the Bankruptcy Court or another court of competent jurisdiction.

            1.1.32 Disbursing Agent

                  The   Reorganized   Debtor  or  an  entity   selected  by  the
Reorganized Debtor to make the Distributions required under the Plan, in accordance with the terms thereof, after the Effective Date.

            1.1.33 Disputed

                  A Claim that is neither Allowed or Disallowed, nor a PI Trust Claim. The Claims listed on Schedule 5.1 to the Plan shall be deemed Disputed Claims as of the Confirmation Date.

            1.1.34 Disputed Claim Amount

                  The Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

            1.1.35 Distribution

                  The payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims (other than PI Trust Claims) and to the PI Trust.

            1.1.36 District Court

                  The United States District Court for District of Connecticut, having jurisdiction over the Chapter 11 Case.

            1.1.37 Effective Date

                  The first Business Day after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.10 have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day after the expiration, dissolution, or lifting of such stay.

            1.1.38 Encumbrance

                  With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, but not limited to, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

            1.1.39 Entity

                  An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

            1.1.40 Environmental Claim

                  Any Claim existing as of the Confirmation Date made by any Entity for liability under any Federal, State or local environmental laws or regulation, permit, order or authorization.

            1.1.41 Equity Interest

                  Any interest in Raytech represented by (a) shares of Existing Raytech Common Stock or (b) the options to purchase Existing Raytech Common Stock issued pursuant to the Raytech Corporation 1990 Non-Qualified Stock Option Plan (the "Options").

            1.1.42 Equity Committee

                  The Official Committee of Equity Security Holders appointed by the U.S. Trustee in the Chapter 11 Case.

            1.1.43 Estimated Amount

                  The estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code.

            1.1.44 Existing Raytech Common Stock

                  Voting common stock of Raytech, with a par value of $1.00 for each share, authorized pursuant to the Certificate of Incorporation as in effect immediately prior to the Effective Date.

            1.1.45 Final Distribution Date

                  A date after the Initial Distribution Date and after all Disputed Claims have become either Allowed Claims or Disallowed Claims that is selected by the Reorganized Debtor in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.

            1.1.46 Final Order

                  An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or the Reorganized Debtor, as the case may be, and their counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

            1.1.47 FMC

                  FMC Corporation.

            1.1.48 Future Claimants' Representative

                  The Guardian Ad Litem for Future Claimants appointed pursuant to the order of the District Court on September 4, 1990 and the order of the Bankruptcy Court on October 21, 1994.

            1.1.49 Governments

                  Collectively,   the  United  States  Environmental  Protection
Agency, as represented by the Justice Department, and the State of Connecticut, as represented by the State of Connecticut DEP.

            1.1.50 Governments' Claim

                  The Environmental Claims of the Governments (including the Environmental Claims of FMC).

            1.1.51 Governments' Share

                  In accordance with the Governments' Settlement Agreement, eight and one-half (8-1/2%) percent of all assets that constitute the Unsecured Creditor Funding Obligation Remainder after subtraction therefrom of all amounts recovered by the Governments and/or FMC from the Raymark Estates (excluding any amounts received by the Governments and/or FMC from the sale of the Stratford Facility by the Chapter 11 Trustee of Raymark).

            1.1.52 Governments' Settlement Agreement

                  That certain agreement by and between the Governments, FMC, the Creditors' Committee and the Future Claimants' Representative annexed to the Plan as Exhibit "C," which details the financial terms of the recoveries in respect of the Governments' Claim under the Plan and from the Raymark Estates.

            1.1.53 Initial Distribution Date

                  A date on or after the Effective Date that is selected by the Reorganized Debtor in its discretion but, in any event, is within thirty (30) days after the Effective Date, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtor, for cause shown.

            1.1.54 Internal Revenue Code

                  The Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

            1.1.55 IRS

                  The United States Internal Revenue Service.

            1.1.56 Justice Department

                  The United States Department of Justice, Environmental and Natural Resources Division.

            1.1.57 New Raytech Common Stock

                  The additional voting common stock of the Reorganized Debtor, with a par value of $1.00 for each share, issued pursuant to Section 7.1(b)(i) hereof.

            1.1.58 Payment Percentage

                  The percentage derived by dividing (x) the Allowed Amount of any Claim in Class 3 by (y) the sum of (a) all Allowed Claims in Class 3, (b) the Estimated Amount of all PI Trust Claims and the Governments' Claim and (c) the Disputed Claim Amount of all Disputed Claims. For purposes of determining the Payment Percentage on the Effective Date, the Disputed Claim Amount shall be used for all Disputed Claims on such date. The Payment Percentage shall be recalculated on each Quarterly Distribution Date to account for Disputed Claims which have become Allowed Claims or Disallowed Claims during the preceding quarter.

            1.1.59 PBGC

                  Pension Benefit Guaranty Corporation.

            1.1.60 PBGC

                  Claims The six proofs of claim filed by the PBGC in the Chapter 11 Case.

            1.1.61 PBGC Litigation

                  That certain adversary proceeding in the Chapter 11 Case entitled Raytech Corporation v. Pension Benefit Guaranty Corporation, Adv. Pro. No. 99-5051.

            1.1.62 Petition Date

                  March 10, 1989.

            1.1.63 PI Protected Party

                  Any of the following parties

            1.1.63.1 the Debtor;

            1.1.63.2 the Reorganized Debtor;

            1.1.63.3 an Affiliate;

            1.1.63.4 any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of any of the Debtor, the Reorganized Debtor, an Affiliate or the PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

            1.1.63.5 any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to the Reorganized Debtor or the PI Trust or to a successor to, or transferee of, any assets of the Debtor, the Reorganized Debtor, an Affiliate or the PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

            1.1.63.6 any Entity (other than Raymark or the Smith Entities), to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtor, the Reorganized Debtor, an Affiliate or the PI Trust on account of PI Trust Claims by reason of one or more of the following

            1.1.63.7 such Entity's ownership of a financial interest in the Debtor or the Reorganized Debtor, a past or present Affiliate of the Debtor or the Reorganized Debtor, or predecessor in interest of the Debtor or the Reorganized Debtor;

            1.1.63.8 such Entity's involvement in the management of the Debtor, the Reorganized Debtor or an Affiliate or any predecessor in interest of the Debtor, the Reorganized Debtor or an Affiliate;

            1.1.63.9 such Entity's service as an officer, director, or employee of the Debtor, the Reorganized Debtor, or Related Parties;

            1.1.63.10 such Entity's provision of insurance to the Debtor or the Reorganized Debtor, or Related Parties; or

            1.1.63.11 such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of the Debtor, the Reorganized Debtor, or the Related Parties.

            1.1.64 PI Trust

                  The Raytech Corporation Asbestos Personal Injury Settlement Trust established pursuant to the terms of this Plan and the PI Trust Agreement.

            1.1.65 PI Trust Agreement

                  The Raytech Corporation Asbestos Personal Injury Settlement Trust Agreement, substantially in the form of Exhibit "D" to the Plan.

            1.1.66 PI Trust Claims

                  All Asbestos Personal Injury Claims and Asbestos Personal Injury Contribution Claims.

            1.1.67 PI Trust Claims Resolution and Distribution Procedures

                  The Raytech Corporation Asbestos Personal Injury Trust Distribution Procedures to be implemented by the Trustees pursuant to the terms and conditions of this Plan and the PI Trust Agreement, to liquidate, determine and administer claims of and distributions to holders of PI Trust Claims, substantially in the form attached hereto as Exhibit "E" and as may be amended from time to time according to its terms.

            1.1.68 PI Trust Share

                  The Unsecured Creditor Funding Obligation Remainder after subtraction therefrom of all property required to satisfy the Governments' Share.

            1.1.69 Plan

                  This plan of reorganization, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

            1.1.70 Priority Claim

                  Any Claim to the extent such claim is entitled to priority in right of payment under section 507 of the Bankruptcy Code, other than an Administrative Expense Claim or Tax Claim.

            1.1.71 Quarterly Distribution Date

                  The first day of each calendar quarter following the Initial Distribution Date; provided, however, that the first Quarterly Distribution Date following the Initial Distribution Date shall be no less than ninety (90) days following such Initial Distribution Date.

            1.1.72 Raymark

                  Collectively, Raymark Industries, Inc. and Raymark Corporation and any "affiliate" thereof within the meaning of section 101(2) of the Bankruptcy Code, excluding Raytech and any of its Affiliates.

            1.1.73 Raymark Estates

                  The collective estates of Raymark formed in their cases under Chapter 11 of the Bankruptcy Code.

            1.1.74 Raymark Plans

                  The Raymark Industries, Inc. Retirement Plan for Hourly Paid Employees and the Retirement Plan for Hourly Paid Employees of Raymark Industries, Inc., Marshville Plant.

            1.1.75 Raytech Common Stock

                  The total of the Existing Raytech Common Stock and the New Raytech Common Stock after the Effective Date.

            1.1.76 Record Date

                  The first Business Day following the entry of the Confirmation Order, or such other date as may be designated by the Confirmation Order.

            1.1.77 Related Parties

                  Other than Raymark or the Smith Entities, (a) any past or present Affiliate of the Debtor or the Reorganized Debtor, (b) any predecessor in interest of the Debtor or the Reorganized Debtor, or (c) any Entity that owned a financial interest in the Debtor or the Reorganized Debtor.

            1.1.78 Reorganized Debtor or Reorganized Raytech

                  The Debtor, or any successors in interest thereto, from and after the Effective Date.

            1.1.79 Retention Period

                  Two (2) years from and after the Effective Date, or such shorter period as the Bankruptcy Court may set.

            1.1.80 Retiree Claims

                  Claims by or on behalf of retired employees of Raymark or any of its "affiliates" (as defined in Section 101(2) of the Bankruptcy Code) and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability or death (including life insurance) or supplemental pension benefits, or claims for similar retiree health and welfare benefits. All Retiree Claims shall be deemed Disputed Claims until a Final Order is entered in the Retiree Litigation.

            1.1.81 Retiree Committee

                  The Official Committee of Retirees appointed by the U.S. Trustee in the Chapter 11 Case.

            1.1.82 Retiree Litigation

                  That certain adversary proceeding in the Chapter 11 Case entitled Creditors Committee of Retirees v. Raytech Corporation and Laureen M. Ryan, in her capacity as Trustee of the Bankruptcy Estates of Raymark, Adv. Pro. No. 99-5039.

            1.1.83 Schedules

                  The schedules of assets and liabilities and the statements of financial affairs filed by the Debtor in Possession with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Bankruptcy Rules, as such schedules and statements may be amended by the Debtor in Possession from time to time in accordance with Bankruptcy Rule 1009.

            1.1.84 Secured Claim

                  "Secured Claim" means (a) a Claim that is secured by a lien on property in which the Debtor has an interest, which lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Debtor's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) a Claim Allowed under this Plan as a Secured Claim.

            1.1.85 Severance Program

                  The severance plan for key employees of the Debtor, as such plan has been approved by a Final Order.

            1.1.86 Shareholders' Agreement

                  That certain agreement by and among the PI Trust, the Shareholder Representative and Raytech annexed to the Plan as Exhibit G, which provides certain rights to the holders of Equity Interests in Class 5 under the Plan in the case of the sale by the PI Trust of ninety (90%) percent or more of the New Raytech Common Stock received by the PI Trust pursuant to the Plan.

            1.1.87 Shareholder Representative

                  The person appointed by the Equity Committee and approved by the Bankruptcy Court on the Confirmation Date to act as the representative of the Public Shareholders (as such term is defined in the Shareholders' Agreement) following the Effective Date under the terms of the Shareholders' Agreement.

            1.1.88 Smith Distributions

                  Any Distribution under the Plan to be made to any Smith Entity, which shall be held by the Reorganized Debtor until satisfaction by the Smith Entities of all Claims against such entities by any of Raytech, the Reorganized Debtor or Raymark. All such Distributions may be applied by the Reorganized Debtor or Raymark, as appropriate, as a set-off against all such Claims against the Smith Entities.

            1.1.89 Smith Entity or Entities

                  Craig Smith, Bradley Smith, any person or Entity related to or controlled by them or any other Smith Entity, or any assignee of any such person or Entity or any other "affiliate" (as such term is defined in Section 101(2) of the Bankruptcy Code) of such entities.

            1.1.90 State of Connecticut DEP

                  The State of Connecticut Department of Environmental
Protection.

            1.1.91 Stratford Facility

                  Raymark's former manufacturing facility located in Stratford, Connecticut which is the subject of that certain in rem proceeding commenced by the United States of America, entitled United States and State of Connecticut v. Raymark Industries, Inc. et al., No. 397 CV00035 (DJS).

            1.1.92 Tax Claim

                  A Claim against the Debtor that is of a kind specified in
section 507(a)(8) of the Bankruptcy Code.

            1.1.93 Tax Refund Assignment Agreement

                  That certain assignment agreement substantially in the form of Exhibit "F" to the Plan pursuant to which certain tax benefits shall be assigned to the PI Trust for subsequent distribution to all holders of Allowed Unsecured Claims and PI Trust Claims in accordance with the applicable Payment Percentage and the terms of the Plan.

            1.1.94 Trustees

                  The individuals confirmed by the Bankruptcy Court to serve as trustees of the PI Trust, pursuant to the terms of the PI Trust Agreement.

            1.1.95 Unliquidated Claim

                  Any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

            1.1.96 Unsecured Claim

                  Any Claim that is not an Administrative Expense Claim, Tax Claim, Priority Claim, Secured Claim or Affiliates Claim.

            1.1.97 Unsecured Creditor Funding Obligation

                  The obligation of Reorganized Raytech to fund the Distributions to all holders of Unsecured Claims in accordance with the terms of the Plan upon the Effective Date with the following (a) the New Raytech Common Stock, which will represent ninety (90%) percent of all issued shares and unexercised options of Raytech Common Stock on the Effective Date (b) the Available Cash, and (c) the funds payable pursuant to the Tax Refund Assignment Agreement.

            1.1.98 Unsecured Creditor Funding Obligation Remainder

                  The remaining amount of the Unsecured Creditor Funding Obligation after deduction of the required Distributions made or to be made to holders of Allowed Unsecured Claims, other than in respect of the Governments' Claims and PI Trust Claims.

            1.1.99 Voting Procedures Order

                  An order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan.

      1.2 Other Terms.

            Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

      1.3 Exhibits.

            All exhibits to the Plan, to the extent not annexed hereto, shall be contained in a separate exhibit volume, which shall be filed with the Clerk of the Bankruptcy Court not less than twenty (20) days prior to the commencement of the hearing on confirmation of the Plan. Such exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Holders of Claims and Equity Interests may obtain a copy of such exhibit volume, once filed, from Raytech by a written request sent to the following address

                              Raytech Corporation
                              Suite 295
                              Four Corporate Drive
                              Shelton, CT 06484-6240
                              Att: LeGrande L. Young, Esq.


                                   ARTICLE 2

                           PROVISIONS FOR PAYMENT OF
                     ADMINISTRATIVE EXPENSES AND TAX CLAIMS

      2.1 Payment of Allowed Administrative Expenses.

            Subject to the provisions of Sections 330(a) and 331 of the Bankruptcy Code, the Allowed Amount of each Allowed Administrative Expense Claim shall be paid in full, in cash, on the Effective Date, or upon such other terms as may be agreed upon by the holder of an Allowed Administrative Expense Claim and the Reorganized Debtor or otherwise upon order of the Bankruptcy Court; provided, however, that Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or assumed by the Debtor in Possession pursuant to the Plan shall be paid by the Reorganized Debtor in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

      2.2 Tax Claims.

            Each holder of an Allowed Tax Claim shall be paid the Allowed Amount of its Allowed Tax Claim, at the option of the Reorganized Debtor, either (a) in full, in cash, on the Effective Date or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Tax Claim and the Reorganized Debtor.

                                   ARTICLE 3

                          CLASSIFICATION AND TREATMENT
                         OF CLAIMS AND EQUITY INTERESTS

      3.1 Summary.

            Claims and Equity Interests are classified for all purposes, including, but not limited to, voting, confirmation, and distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code, as follows

CLASS                                              STATUS

Class 1                  Priority Claims           Unimpaired - not entitled to
                                                   vote.
Class 2                  Secured Claims            Unimpaired - not entitled to
                                                   vote.
Class 3                  General Unsecured Claims  Impaired - entitled to vote.
Class 3A                 PI Trust Claims           Impaired - entitled to vote.
Established for
Section 524(g)
voting purposes only
Class 4                  Affiliate Claims          Unimpaired - not entitled to
                                                   vote.
Class 5                  Equity Interests          Impaired - entitled to vote.

      3.2 Classification and Treatment.

            3.2.1 Class 1. Priority Claims

            3.2.1.1 Classification

                        Class 1 consists of all Allowed Priority Claims.

            3.2.1.2 Treatment

                        Each holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim, at the option of the Reorganized Debtor either (a) in full, in cash, on the Effective Date, or (b) upon such other terms as may be mutually agreed upon between each holder of an Allowed Priority Claim and the Reorganized Debtor.

            3.2.1.3 Status

                        Class 1 is not impaired. The holders of the Claims in Class 1 are deemed to have accepted the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

            3.2.2 Class 2. Secured Claims

            3.2.2.1 Classification

                        Class 2 consists of the Secured Claims

            3.2.2.2 Treatment

                        At the option of the Debtor and in accordance with
section 1124 of the Bankruptcy Code, the Secured Claims shall be treated in one of the following ways

                  a. The legal, equitable and contractual, rights to which the
            Secured Claim entitles the holder thereof shall be unaltered by the Plan;

                                       or

                  b. On the Effective Date, the holder of a Secured Claim shall be paid the Allowed Amount of such Secured Claim, in full, in cash.

                                       or

                  c. Such Secured Claim will be otherwise treated in any other manner so that such Secured Claim shall otherwise be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

            3.2.2.3 Status

                        Class 2 is not impaired. The holders of the Claims in
            Class 2 are deemed to have accepted the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

            3.2.3 Class 3. General Unsecured Claims

            3.2.3.1 Classification

                        Class 3 consists of all General Unsecured Claims

            3.2.3.2 Treatment

                        Except as described in Section 3.2.3.4 below and as set
            forth in a consensual sharing arrangement described in the Governments' Settlement Agreement, each holder of an Allowed Unsecured Claim shall be entitled to receive its Payment Percentage of each component of the Unsecured Creditor Funding Obligation. With respect to the holders of PI Trust Claims, the PI Trust shall receive the PI Trust Share. Holders of PI Trust Claims shall receive payment in accordance with PI Trust Claims Resolution and Distribution Procedures.

            3.2.3.3 Status

                        Class 3 is impaired. To the extent and in the manner
            provided in the Voting Procedures Order, each holder of a claim in Class 3 shall be entitled to vote to accept or reject the Plan.

            3.2.3.4 Special Provisions Regarding Certain Class 3 Claims

                        3.2.3.4.1 Class 3A. PI Trust Claims Voting

                        Class 3A is established for the sole purpose of counting
            the votes of the holders of PI Trust Claims to determine satisfaction of the 75% voting requirement set forth in Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code. For all other purposes, the holders of PI Trust Claims shall be treated as holders of Class 3 Claims, including, but not limited to, for the purpose of the determination of the acceptance or rejection of the Plan by Class 3.

                        3.2.3.4.2 Environmental Claims of the Governments

                        The Governments and FMC, in respect of their
            Environmental Claims, shall be entitled to receive the Governments' Share in accordance with the Governments' Settlement Agreement. The sole recourse of the Governments and FMC in respect of their Environmental Claims against the Debtor, the Reorganized Debtor, or any property or interests in property of the Debtor or the Reorganized Debtor shall be to the Governments' Share and the Governments and FMC shall have no right whatsoever at any time to assert their Environmental Claims against the Debtor, Reorganized Debtor or any property or interests in property of the Debtor or the Reorganized Debtor.

                        3.2.3.4.3 Retiree Claims

                        The determination of the treatment of the holders of
            Allowed Retiree Claims shall be fixed following the entry of a Final Order in the Retiree Litigation. If it is determined in the Retiree Litigation that Allowed Retiree Claims are entitled to payment as Administrative Expense Claims, all holders of Allowed Retiree Claims shall be afforded the treatment specified for holders of Allowed Administrative Expense Claims in Section 2.1 of this Plan. If it is determined in the Retiree Litigation that the Retiree Claims constitute Unsecured Claims, each holder of an Allowed Retiree Claim shall be considered a holder of an Allowed Claim in Class 3 and shall receive the treatment afforded to holders of Allowed Claims in Class 3. If it is determined in the Retiree Litigation that the Debtor is not liable for the Retiree Claims, then all Retiree Claims shall be treated as Disallowed Claims. Until a Final Order is entered in the Retiree Litigation, all Retiree Claims shall be treated as Disputed Claims.

                        3.2.3.4.4 PBGC Claims

                        The treatment of the PBGC Claims shall be fixed
            following the entry of a Final Order in the PBGC Litigation, or if a determination of the priority and status of such Claims is not made in the PBGC Litigation, upon entry of a Final Order fixing the priority and status of the PBGC Claims. If it is determined in the PBGC Litigation that the Reorganized Debtor has an obligation to assume the Raymark Plans, then the Reorganized Debtor shall assume the obligations under the Raymark Plans to the extent provided by the terms of such Final Order entered in the PBGC Litigation in accordance with the first sentence of Section 8.6 of the Plan. If it is determined in a Final Order that (i) Allowed PBGC Claims are entitled to payment as Administrative Expense Claims or Priority Claims, all holders of Allowed PBGC Claims shall be afforded the treatment specified for holders of Allowed Administrative Expense Claims in Section 2.1 of this Plan or Allowed Priority Claims in
            Section 3.2 of this Plan, as appropriate, or (ii) the PBGC Claims constitute Unsecured Claims, each holder of an Allowed PBGC Claim shall be considered a holder of an Allowed Claim in Class 3 and shall receive the treatment afforded to holders of Allowed Claims in Class 3. If, as of the Effective Date, the PBGC Litigation has not been resolved by the entry of a Final Order and the Chapter 11 proceedings with respect to Raymark have been dismissed, converted to proceedings under Chapter 7, concluded by the entry of a Final Order closing such cases or otherwise terminated, and the Chapter 11 Trustee for Raymark shall no longer be carrying out her duties as administrator and trustee of the Raymark Plans, then the Reorganized Debtor shall administer the Raymark Plans until the entry of a Final Order in the PBGC Litigation; provided, however, that the Debtor or the Reorganized Debtor's administration of the Raymark Plans prior to the entry of a Final Order in the PBGC Litigation shall not be considered an admission of liability or responsibility as the employer or contributing sponsor of the Raymark Plans in the PBGC Litigation or in any way constitute a waiver of any of the Debtor's or the Reorganized Debtor's rights therein, all of which shall be specifically preserved. Upon the entry of a Final Order in the PBGC Litigation, the Debtor and/or the Reorganized Debtor shall only be required to act in accordance with the terms of such Final Order and applicable law to the extent not inconsistent with the terms of the Final Order.

                        3.2.3.4.5 Treatment of PI Trust Claims

                        All PI Trust Claims shall be satisfied pursuant to the
            terms, provisions, and procedures of the PI Trust Agreement and the PI Trust Claims Resolution and Distribution Procedures from the PI Trust Share. The PI Trust will be funded in accordance with the provisions of Section 10 of the Plan. The sole recourse of the holder of a PI Trust Claim shall be to the PI Trust, and such holder shall have no right whatsoever at any time to assert its PI Trust Claim, against the Debtor, Reorganized Debtor or any PI Protected Party or any property or interests in property of the Debtor or the Reorganized Debtor or any PI Protected Party. Without limiting the foregoing, on the Effective Date, the Asbestos PI Permanent Channelling Injunction shall apply to all holders of PI

            Trust Claims and all Entities shall be permanently and forever stayed, restrained, and enjoined from taking any actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any PI Trust Claims (other than actions brought to enforce any right or obligation under the Plan, any exhibits to the Plan or any other agreement or instrument between the Debtor, the Reorganized Debtor and the PI Trust, which actions shall be in conformity and compliance with the provisions hereof).

Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtor, the Reorganized Debtor, or the PI Trust may have against any Entity in connection with or arising out of a PI Trust Claim.

            3.2.4 Class 4. Affiliate Claims

            3.2.4.1 Classification

                        Class 4 consists of all Affiliate Claims.

            3.2.4.2 Treatment

                        At the option of the Debtor and in accordance with
section 1124 of the Bankruptcy Code, the Allowed Affiliate Claims shall be treated in one of the following ways

                  a. The legal, equitable and contractual rights to which such
            Allowed Affiliate Claims entitles the holder of any such Allowed Affiliate Claim shall be unaltered by the Plan.

                                       or

                  b. On the later of the Effective Date or the date on which any
            Affiliate Claim becomes Allowed, the holder of such Allowed Affiliate Claim shall be paid the Allowed Amount of such Affiliate Claim, in full, in cash.

                                       or

                  c. Such Affiliate Claims will be otherwise treated in any
            other manner so that such Affiliate Claims shall otherwise be rendered unimpaired pursuant to Section 1124 of the Bankruptcy Code.

            3.2.4.3 Status

                        Class 4 is not impaired. The holders of Claims in Class 4 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

            3.2.5 Class 5. Equity Interests

            3.2.5.1 Classification

                        Class 5 consists of all Equity Interests.

            3.2.5.2 Treatment

                        The holders of Equity Interests will retain their shares of Existing Raytech Common Stock and Options. Following issuance of the New Raytech Common Stock, the Existing Raytech Common Stock will constitute ten (10%) percent on a fully diluted basis (as of the Effective Date) of the issued and outstanding Raytech Common Stock on the Effective Date. The holders of Equity Interests will also receive the benefits of the Shareholders' Agreement annexed to the Plan as Exhibit G.

            3.2.5.3 Status

                        Class 5 is impaired. The holders of Equity Interests in Class 5 are entitled to vote to accept or reject the Plan.

      3.3 Controversy Concerning Impairment.

            In the event of a controversy as to whether any class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.

                                   ARTICLE 4

              MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

      4.1 Modification of the Plan.

            The Debtor may alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, the Debtor may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

      4.2 Revocation or Withdrawal.

            4.2.1 Right to Revoke

                  The Plan may be revoked or withdrawn by the Debtor prior to the Confirmation Date.

            4.2.2 Effect of Withdrawal or Revocation

                  If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtor or any other Entity or to prejudice in any manner the rights of the Debtor or any Entity in any further proceedings involving the Debtor.

      4.3 Amendment of Plan Documents.

            From and after the Effective Date, the authority to amend, modify, or supplement the exhibits to the Plan and any documents attached to such exhibits shall be as provided in such exhibits and their respective attachments.

                                   ARTICLE 5

                  PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

      5.1 Objections to Claims; Prosecution of Disputed Claims.

            The Reorganized Debtor shall object to the allowance of Claims filed with the Bankruptcy Court (other than PI Trust Claims) with respect to which the Reorganized Debtor disputes liability in whole or in part. All objections that are filed and prosecuted by the Reorganized Debtor as provided herein shall be litigated to Final Order by the Reorganized Debtor or compromised and settled in accordance with the business judgment of the Reorganized Debtor. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtor to Claims shall be served and filed no later than ninety
(90) days after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. The Claims listed on Schedule 5.1 to the Plan shall be deemed Disputed Claims as of the Confirmation Date.

      5.2 PI Trust Claims Resolution and Distribution Procedures.

            All PI Trust Claims shall be satisfied in accordance with the PI Trust Claims Resolution and Distribution Procedures as set forth on Exhibit "E" to the Plan.

      5.3 Distributions on Account of Disputed Claims.

            Notwithstanding Section 3.2 hereof, a Distribution shall only be made to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. Such Distributions shall be made in accordance with Section 10.3 hereof and no interest shall be paid on account of Disputed Claims that later become Allowed, except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code or by applicable law. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by section
5.1 hereof.

                                   ARTICLE 6

                      ACCEPTANCE OR REJECTION OF THE PLAN

      6.1 Impaired Classes to Vote.

            Each holder of a Claim or Equity Interest in an impaired class of Claims or Equity Interests shall be entitled to vote to accept or reject the Plan to the extent and in the manner provided herein or in the Voting Procedures Order.

      6.2 Acceptance by Class of Claims.

            Acceptance of the Plan by any impaired class of Claims or Equity Interests shall be determined in accordance with the Voting Procedures Order and the Bankruptcy Code.

      6.3 Nonconsensual Confirmation.

            In the event that any impaired class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtor reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting class, in which case the Plan shall constitute a motion for such relief, or (b) amend the Plan in accordance with section 4.1 hereof.

                                   ARTICLE 7

                           IMPLEMENTATION OF THE PLAN

      7.1 Amendment of Certificate of Incorporation.

            The Certificate of Incorporation shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Certificate of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Certificate of Incorporation as permitted by applicable law, (b) to authorize the creation of 45,751,779 shares of New Raytech Common Stock, of which (i) 38,233,989 shares shall be issued pursuant to the provisions of the Plan and (ii) 7,517,790 shares shall be reserved for future issuance, and (c) to effectuate the provisions of the Plan.

      7.2 Amendment of By-Laws.

            The By-Laws of Raytech shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws.

      7.3 Creation of PI Trust and Appointment of Trustees.

            On the Confirmation Date, the Bankruptcy Court will be requested to confirm the appointment of (i) the individuals selected by the Creditors Committee and the Future Claimants' Representative to serve as Trustees of the PI Trust, (ii) the individuals selected by the Creditors' Committee to serve as members of the TAC, as such term is defined in the PI Trust Agreement and (iii) the individual selected by the Future Claimants' Representative to serve as the Legal Representative, as such term is defined in the PI Trust Agreement. On the Effective Date, the PI Trust shall be created and shall assume all liabilities of the Debtor and the Reorganized Debtor to the holders of PI Trust Claims. On the Effective Date, all assets and properties representing the PI Trust Share as of the Effective Date shall vest in the PI Trust.

      7.4 Distributions under the Plan.

            Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. For federal income tax purposes, a Distribution will be allocated to the principal amount of a Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to accrued but unpaid interest.

      7.5 Distributions by the Reorganized Debtor and the PI Trust.

            The Reorganized Debtor or the Disbursing Agent shall make all Distributions required under the Plan, except to holders of PI Trust Claims. All distributions to holders of PI Trust Claims shall be made from the PI Trust in accordance with the terms of the PI Trust Agreement and the PI Trust Claims Resolution and Distribution Procedures.

      7.6 Delivery of Distributions and Undeliverable or Unclaimed
Distributions.

            7.6.1 Delivery of Distributions in General

                  Distributions to holders of Allowed Claims shall be made at the address of the holder of such Claim as indicated on records of the Debtor.

            7.6.2 Undeliverable Distributions

            7.6.2.1 Holding of Undeliverable Distributions

                        If a Distribution to a holder of an Allowed Claim is returned to the Reorganized Debtor as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtor is notified in writing of such holder's then-current address. Undeliverable Distributions shall remain in the possession of the Reorganized Debtor pursuant to this
Section 7.6.2 until such time as a Distribution becomes deliverable. Undeliverable cash shall not be entitled to any interest, dividends or other accruals of any kind.

            7.6.2.2 After Distributions Become Deliverable

                        Within 20 days after the end of each calendar quarter following the Initial Distribution Date, the Reorganized Debtor shall make all Distributions that become deliverable during the preceding calendar quarter.

            7.6.2.3 Failure to Claim Undeliverable Distributions

                        In an effort to ensure that all holders of Allowed Claims receive their allocated Distributions, the Reorganized Debtor will file with the Bankruptcy Court a listing of unclaimed Distribution holders. This list will be maintained for the Retention Period. Any holder of an Allowed Claim that does not assert a Claim pursuant to the Plan for an undeliverable Distribution prior to the expiration of the Retention Period shall have its Claim for such undeliverable Distribution discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtor or its property. In such cases, any property held for Distribution on account of such Allowed Claims shall be property of the Reorganized Debtor, free of any restrictions thereon. Nothing contained in the Plan shall require the Reorganized Debtor to attempt to locate any holder of an Allowed Claim.

      7.7 Manner of Payment under the Plan.

            Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by the Debtor or the Reorganized Debtor shall be made, at the election of the Debtor or the Reorganized Debtor (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.

      7.8 Fractional Shares or Other Distributions.

            Notwithstanding anything to the contrary contained herein, no fractional shares of New Raytech Common Stock shall be distributed and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). Fractional shares shall be rounded to the nearest whole share (with .5 share or less to be rounded down).

      7.9 Occurrence of the Confirmation Date.

            The following shall constitute conditions to confirmation of the Plan

            7.9.1 The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order

            7.9.1.1 The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the PI Trust and the Plan.

            7.9.1.2 The PI Trust is to be funded in whole or in part by securities of the Debtor and by the obligations of the Debtor to make future payments, as described more fully herein.

            7.9.1.3 At the time of the order for relief with respect to Raytech, Raytech had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

            7.9.1.4 The PI Trust, as of the Effective Date, will assume the liabilities of the Debtor with respect to the PI Trust Claims.

            7.9.1.5 The Debtor is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

            7.9.1.6 The actual amounts, numbers, and timing of the future Demands cannot be determined.

            7.9.1.7 Pursuit of the Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands.

            7.9.1.8 The terms of the Asbestos PI Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A), are set out in the Plan and in any disclosure statement supporting the Plan.

            7.9.1.9 The Plan establishes in Class 3A a separate sub-class in Class 3 for the purpose of permitting holders of PI Trust Claims whose Claims are to be addressed by the PI Trust to vote as a separate class for the purposes of Section 524(g) of the Bankruptcy Code, and the total number of claimants in such sub-class has voted by at least seventy-five (75%) percent in favor of the Plan.

            7.9.1.10 Class 3 as a whole has voted by at least 66 2/3 percent (66.67%) in amount and fifty (50%) percent in number favor of the Plan.

            7.9.1.11 Pursuant to court orders or otherwise, the PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the PI Trust will value, and be in a financial position to pay, present Claims and future Demands that involve similar Claims in the same manner.

            7.9.1.12 The Future Claimants' Representative was appointed as part of the proceedings leading to issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the PI Trust.

            7.9.1.13 The identification of each PI Protected Party in the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the PI Trust by or on behalf of any such PI Protected Party.

            7.9.2 The Confirmation Order shall be, in form and substance, acceptable to the Debtor.

The Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to Confirmation is either satisfied or waived by the Debtor. Notwithstanding the preceding sentence, the Debtor may not waive the conditions to confirmation contained in Sections
7.9.1.1 through 7.9.1.13 without the consent of the Creditors' Committee, the Equity Committee and the Future Claimants' Representative.

      7.10 Occurrence of the Effective Date.

            The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent

            7.10.1 The Confirmation Order has become a Final Order, or, if not, then at least thirty (30) days have elapsed since the Confirmation Date.

            7.10.2 The Bankruptcy Court and/or the District Court, as required, shall have entered an order or orders establishing the Asbestos PI Permanent Channeling Injunction, which shall contain terms satisfactory to the Debtor and which order or orders shall have become Final Orders.

            7.10.3 The Asbestos PI Permanent Channeling Injunction shall be in full force and effect.

            7.10.4 No proceedings to estimate any Claims are pending.

            7.10.5 All Trustees, the members of the TAC and the Legal Representative have executed the PI Trust Agreement.

            7.10.6 Rulings from the IRS or an opinion of counsel have been obtained with respect to the qualification of the PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, et seq., promulgated under section 468B of the Internal Revenue Code and pursuant to sections 1032, 162(a), 461(b) of the Internal Revenue Code.

            7.10.7 Rulings from the IRS or an opinion of counsel have been obtained with respect to the application of section 382, 108 (e)(2) and 162 of the Internal Revenue Code to the PI Trust.

      Notwithstanding the foregoing, the Debtor reserves, in its sole discretion, the right, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such waiver of a condition precedent hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than the proceeding to consummate the Plan. Notwithstanding the preceding sentences, the Debtor may not without the consent of the Creditors' Committee, the Equity Committee or the Future Claimants' Representative waive the conditions to the Effective Date contained in (x) Sections 7.10.2, 7.10.3, 7.10.6, if such waiver would terminate the effectiveness of the Asbestos PI Permanent Channeling Injunction and (y) 7.10.7, if such waiver would prohibit the Debtor from employing fresh start accounting or other beneficial accounting practices available to a debtor following confirmation and the effectiveness of a Chapter 11 plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtor decides that one of the foregoing conditions cannot be satisfied and the occurrence of such condition is not waived by the Debtor, then the Debtor shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

      7.11 Management of the Reorganized Debtor.

            On the Effective Date, the Board of Directors shall consist of nine
(9) directors, one appointed by the Equity Committee (the "Equity Committee Appointee") and the remaining directors appointed by the Creditors' Committee, following consultation with the Debtor, the Future Claimants' Representative and the Governments. The directors shall be divided into three classes consisting of three (3) Class I directors, whose terms will commence on the Effective Date and expire at the first annual meeting of shareholders of Reorganized Raytech in 2001, three (3) Class II directors whose terms will expire at the second annual meeting of shareholders of Reorganized Raytech in 2002 and three (3) Class III directors, whose terms will expire at the third annual meeting of shareholders of Reorganized Raytech in 2003. Directors elected annually to fill the seats of directors whose terms expire in that year shall be elected for terms of three
(3) years. Notwithstanding the preceding sentence, the Equity Committee Appointee shall be considered a Class III director and shall serve until the third annual meeting of shareholders of Reorganized Raytech in 2003; provided, however, that such term will terminate in the event that the PI Trust sells its entire interest in the stock of the Reorganized Debtor and the purchaser or purchasers have offered to purchase all remaining shares of the Reorganized Debtor not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust. The officers of the Debtor immediately prior to the Effective Date shall serve as the officers of the Reorganized Debtor on and after the Effective Date in accordance with any employment agreement with the Reorganized Debtor and applicable nonbankruptcy law.

      7.12 Corporate Action.

            On the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation, the filing by the Reorganized Debtor of the Amended and Restated Certificate of Incorporation, and the adoption of the Amended and Restated By- Laws, as contemplated by sections 7.1 and 7.2 hereof, shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, but not limited to, any action by the stockholders or directors of the Debtor, the Debtor in Possession, or the Reorganized Debtor. On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall file with the Secretary of State of the State of Delaware, in accordance with the applicable Delaware statutes, rules and regulations, the Amended and Restated Certificate of Incorporation. On the Effective Date, the issuance of the New Raytech Common Stock, the approval and effectiveness of the employment agreements, and other benefits described in sections 7.11, 7.12, 8.5 and 8.6 hereof, and other matters provided under the Plan involving the corporate structure of the Reorganized Debtor or corporate action by the Reorganized Debtor shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including, but not limited to, any action by the stockholders or directors of the Debtor, the Debtor in Possession, or the Reorganized Debtor. Notwithstanding the foregoing, nothing in this section shall excuse the Debtor or Debtor in Possession from timely performing its obligations under the Plan.

      7.13 Effectuating Documents and Further Transactions.

            Each of the officers of the Debtor and the Reorganized Debtor is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

      7.14 Listing of Raytech Common Stock.

            The Raytech Common Stock is currently listed on the New York Stock Exchange and the Reorganized Debtor shall use its reasonable efforts to maintain such listing. If such listing is not maintained, the Reorganized Debtor shall use its reasonable efforts to cause the listing of the Raytech Common Stock on a recognized national securities exchange.

      7.15 Allocation of Plan Distributions Between Principal and Interest.

            To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

      7.16 District Court Approval of the Confirmation Order, the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

            The Debtor may seek to have the Confirmation Order, the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction (which the Debtor shall seek to have entered by the Bankruptcy Court as part of the Confirmation Order) either entered or affirmed by the District Court.

                                   ARTICLE 8

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      8.1 Assumption of Executory Contracts and Unexpired Leases.

            Any executory contracts or unexpired leases listed on Schedule "8.1" to the Plan shall be deemed to have been assumed by the Reorganized Debtor on the Effective Date, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by the Reorganized Debtor, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of the Debtor existing as of the Confirmation Date shall be conclusively presumed to be the amount set forth in Schedule "8.1" with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount shall be treated as an Allowed Administrative Expense Claim under the Plan, and, upon payment of such Allowed Administrative Expense Claim, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

      8.2 Rejection of Executory Contracts and Unexpired Leases.

            Any executory contracts or unexpired leases of the Debtor that (i) are not listed on Schedule "8.1" to the Plan, (ii) have not been assumed by the Debtor with the approval of the Bankruptcy Court, and (iii) are not the subject of pending motions to assume at the Confirmation Date shall be deemed to have been rejected by the Debtor, the Plan shall constitute a motion to reject such executory contracts and unexpired leases, and the Reorganized Debtor shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the Debtor, its estate, and all parties in interest in the Chapter 11 Case.

      8.3 Claims Arising from Rejection or Termination.

            Claims created by the rejection of executory contracts or unexpired leases (including, but not limited to, the rejection provided in Section 8.4.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtor no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by the Debtor, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Any such Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtor, its estate, assets, properties, or interests in property, or the Reorganized Debtor or its estate, assets, properties, or interests in property and shall be discharged under Section 1141 of the Bankruptcy Code. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed and Allowed as provided herein shall be treated as Allowed Unsecured Claims under the Plan.

      8.4 Insurance Policies.

            8.4.1 Assumed Insurance Policies

            To the extent that any or all of the insurance policies set forth on Schedule "8.4.1" to the Plan are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 and 8.2 of the Plan to the contrary, the Plan shall constitute a motion to assume the insurance policies set forth on Schedule "8.4.1" to the Plan, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtor, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtor existing as of the Confirmation Date with respect to each such insurance policy set forth on Schedule "8.4.1" to the Plan. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy, the Debtor reserves the right to seek rejection of such insurance policy or other available relief.

            8.4.2 Rejected Insurance Policies

            To the extent that any or all of the insurance policies set forth on Schedule "8.4.2" to the Plan are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 and 8.2 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies set forth on Schedule "8.4.2" to the Plan, and the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy set forth on Schedule "8.4.2" to the Plan is burdensome and that the rejection thereof is in the best interests of the Debtor, its estate, and all parties in interest in the Chapter 11 Case.

            8.4.3 Reservation of Rights.

            Nothing contained in the Plan, including this section 8.4, shall constitute a waiver of any claim, right, or cause of action that the Debtor or the Reorganized Debtor, as the case may be, may hold against the insurer, including, but not limited to, under any policy of insurance.

      8.5 Indemnification and Reimbursement Obligations.

            For purposes of the Plan, the obligation of the Debtor to indemnify and reimburse its directors or officers that were directors or officers, respectively, as at the Petition Date, other than the Smith Entities, or who became directors or officers after the Petition Date, other than the Smith Entities, against and for any obligations pursuant to articles of incorporation, by-laws, applicable state law, or specific agreement, or any combination of the foregoing shall survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Petition Date.

      8.6 Compensation and Benefit Programs.

            All of the Debtor's obligations under the Raytech Corporation Retirement Plan for Hourly Employees shall be deemed assumed by the Reorganized Debtor, survive confirmation of this Plan, remain unaffected thereby, and not be discharged in accordance with Section 1141 of the Bankruptcy Code. All other of the Debtor's employment and severance policies, including, but not limited to, the Severance Program, and all compensation and benefit plans, policies and programs of the Debtor applicable to their present and former employees, officers, and directors, including, but not limited to, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and the Debtor's obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Debtor.

                                   ARTICLE 9

                           RETENTION OF JURISDICTION

            Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Case or the Plan, or (c) that relates to the following

      9.1 To interpret, enforce, and administer the terms of the PI Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of New Raytech Common Stock contained in the Amended and Restated Certificate of Incorporation and the Confirmation Order.

      9.2 To hear and determine any and all motions or applications pending on the Confirmation Date for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date;

      9.3 To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Reorganized Debtor after the Effective Date, including, but not limited to, any claims to avoid any preferences, fraudulent transfers, or other avoidable transfers, or otherwise to recover assets for the benefit of the Debtor's estate;

      9.4 To hear and determine any objections to the allowance of Claims arising prior to the Effective Date, whether filed, asserted, or made before or after the Effective Date, including, but not limited to, to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim in whole or in part;

      9.5 To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

      9.6 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, but not limited to, the Confirmation Order;

      9.7 To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330 and 331 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under the Plan;

      9.8 To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all Exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

      9.9 To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by or against the Debtor's estate;

      9.10 To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction, or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction;

      9.11 To hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction or of the application of section 524(g) of the Bankruptcy Code to the Asbestos PI Permanent Channeling Injunction.

      9.12 To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which the Debtor or Debtor in Possession may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; and

      9.13 To enter an order or final decree closing the Chapter 11 Case.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the foregoing matters, the reference to the "Bankruptcy Court" in this Article 9 shall be deemed to be replaced by the "District Court." Notwithstanding anything in this Article 9 to the contrary, the satisfaction of PI Trust Claims and the forum in which such claims will be determined will be governed by and in accordance with the PI Trust Claims Resolution and Distribution Procedures.

                                   ARTICLE 10

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
                      CERTAIN LIABILITIES BY THE PI TRUST

      10.1 Transfer of Certain Property on the Effective Date.

            10.1.1 Transfer of Books and Records

                  On the Effective Date or as soon thereafter as is practicable, the Reorganized Debtor shall transfer and assign, or cause to be transferred and assigned, to the PI Trust the books and records of the Debtor that pertain directly to PI Trust Claims. The Debtor will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Reorganized Debtor, the Reorganized Debtor will retain the books and records and enter into arrangements to permit the Trustees to have access to such books and records.

            10.1.2 Transfer of Plan Consideration

                  On the Initial Distribution Date, the Reorganized Debtor shall transfer and assign, or cause to be transferred and assigned (x) to the PI Trust, the PI Trust Share as of the Effective Date, less an appropriate reserve for payment of Disputed Unsecured Claims which subsequently became Allowed, (y) to the Governments, the Governments' Share as of the Effective Date, less an appropriate reserve for payment of Disputed Unsecured Claims which subsequently become Allowed and (z) the amount of property payable to the holders of Allowed Unsecured Claims on the Effective Date.

      10.2 Assumption of Certain Liabilities by the PI Trust.

            In consideration of the property transferred to the PI Trust pursuant to section 10.1 hereof and in furtherance of the purposes of the PI Trust and the Plan, the PI Trust shall assume all liability and responsibility for all PI Trust Claims and the Reorganized Debtor shall have no further financial or other responsibility or liability therefor.

      10.3 Distributions on Account of Disputed Claims Once Allowed.

            On each Quarterly Distribution Date, the Reorganized Debtor or the Disbursing Agent, if one is appointed by the Reorganized Debtor, will make Distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such Distributions will be made pursuant to the provisions of the Plan governing the applicable class. Any amounts which had been reserved for Disputed Claims which are subsequently determined not to be due and owing in respect of any such Disputed Claim upon allowance thereof shall be distributed to the holders of Allowed Unsecured Claims, the PI Trust or the Governments in accordance with the terms of the Plan.

      10.4 Certain Property Held in Trust by the Reorganized Debtor.

            If and to the extent that any property of the Reorganized Debtor specified in section 10.1 hereof, under applicable law or any binding contractual provision, cannot be effectively transferred and assigned to the appropriate party pursuant to section 10.1 hereof, or if for any reason after the Effective Date the Reorganized Debtor shall retain or receive any property that is owned by the Reorganized Debtor or the Debtor (as the case may be) and is to be transferred to another party pursuant to section 10.1 hereof, then the Reorganized Debtor shall hold such property (and any proceeds thereof) in trust for the benefit of the appropriate party and shall take such actions with respect to such property (and any proceeds thereof) as such party shall direct in writing.

      10.5 Authority of the Debtor.

            On the Confirmation Date, the Debtor shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the PI Trust Agreement.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

      11.1 Payment of Statutory Fees.

            All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid by the Debtor on or before the Effective Date.

      11.2 Discharge of the Debtor; Effect of Asbestos PI Permanent Channeling Injunction.

            The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtor and the Debtor in Possession, or its assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Debtor and the Debtor in Possession shall be satisfied, discharged, and released in full. The Reorganized Debtor shall not be responsible for any obligations of the Debtor or the Debtor in Possession except those expressly assumed by the Reorganized Debtor in the Plan. All Entities shall be precluded and forever barred from asserting against the Debtor, the Reorganized Debtor, its successors or assigns, or their assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date. With respect to all PI Trust Claims, the entry of the Asbestos PI Permanent Channeling Injunction shall permanently and forever stay, enjoin, restrain any Entity from taking any of the actions prohibited by the Asbestos PI Permanent Channeling Injunction for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on, or with respect to any PI Trust Claim.

      11.3 Rights of Action.

            Any rights, claims, or causes of action accruing to the Debtor or Debtor in Possession pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, but not limited to, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the
Bankruptcy Code and any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of the Debtor or Debtor in Possession shall remain assets of the Debtor's estates and, on the Effective Date, shall be transferred to the Reorganized Debtor. The Reorganized Debtor shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of the Reorganized Debtor. Notwithstanding the foregoing or anything contained in this Plan to the contrary, the Debtor shall forego any interest it may have in any Claims for recovery from the tobacco industry, including without limitation, manufacturers and distributors of tobacco products, arising from that certain litigation entitled Raymark Industries, Inc. v. The American Tobacco Company, et al. CV 98- 675, and shall forego any right or Claim it would assert against Raymark for a share of any proceeds Raymark might realize from any such Claims. Any such rights or Claims to the extent required for the PI Trust to realize the benefit therefrom, shall be assigned to the PI Trust, or, if deemed necessary, shall be pursued in the name of the Debtor or the Reorganized Debtor for the benefit of the PI Trust.

      11.4 Third Party Agreements.

            The Distributions to the various classes of Claims hereunder shall not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect.

      11.5 Dissolution of Committees.

                  On the Effective Date, the Creditors' Committee, the Equity Committee and the Retiree Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and all such committees shall be deemed dissolved; provided, however, that, (i) in the event that the Effective Date occurs prior to the Confirmation Order becoming a Final Order, the Creditors Committee, the Equity Committee and the Retiree Committee may, at their option, continue to serve and function for the purpose of participating in any appeal of the Confirmation Order until such time as the Confirmation Order becomes a Final Order and (ii) if the Effective Date occurs prior to the conclusion of any outstanding litigation or adversary proceedings in the Chapter 11 Case or prior to the entry of a Final Order with respect to final fee applications of professionals retained by order of the Bankruptcy Court during the Chapter 11 Case, the Creditors Committee, the Equity Committee and the Retiree Committee may, at their option, continue to serve until a Final Order is entered with respect to such proceedings. All post-effective date fees and expenses of the professionals retained by the Creditors Committee, Equity Committee and Retiree Committee shall be paid by the Reorganized Debtor in the ordinary course of its business. If there shall be any dispute regarding the payment of such fees and expenses, the parties shall attempt to resolve such dispute in good faith and if they shall fail to resolve such dispute, they shall submit the dispute to the Bankruptcy Court for resolution.

      11.6 Exculpation.

            None of the Reorganized Debtor, the Creditors' Committee, the Equity Committee, the Retiree Committee, the Future Claimants' Representative, or the Governments, or any of their officers, directors, employees, attorneys, or agents shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The Reorganized Debtor shall defend, hold harmless and indemnify the Creditors' Committee, the Equity Committee, the Retiree Committee, the Future Claimants' Representative and the Governments and any of their officers, directors, employees, attorneys, agents and members with respect to any such claim or liability.

      11.7 Releases

            11.7.1 Except as otherwise specifically provided in the Plan, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in this Plan, all current and former officers and directors of the Debtor, other than the Smith Entities, and all officers and directors of any Affiliate, other than the Smith Entities, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for claims or liabilities resulting from their services as officers or directors of the Debtor or any Affiliate.

            11.7.2 Specific Releases by Holders of Claims

                  On and after the Effective Date, each holder of a Claim (i) who has accepted the Plan, or (ii) who is entitled to receive a Distribution of property under the Plan, shall be deemed to have unconditionally released all current and former officers and directors of the Debtor and any Affiliate, other than the Smith Entities, the Debtor, the Reorganized Debtor, the Creditors' Committee, the Equity Committee, the Retiree Committee, the Future Claimants' Representative and the Governments, or any of their officers, directors, employees, attorneys, members, or agents from any and all claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (x) the Debtor or the Reorganized Debtor, (y) the Chapter 11 Case, or (z) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents.

      11.8 Title to Assets; Discharge of Liabilities.

            Except as otherwise provided in the Plan, on the Effective Date, title to all assets and properties and interests in property dealt with by the Plan shall vest in the Reorganized Debtor free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtor, except as provided in the Plan.

      11.9 Surrender and Cancellation of Instruments.

            In addition to the provisions of section 3.2 hereof, each holder of a promissory note or other instrument evidencing a Claim shall surrender such promissory note or instrument to the Reorganized Debtor, and the Reorganized Debtor shall distribute or cause to be distributed to the holder thereof the appropriate Distribution hereunder. At the option of the Reorganized Debtor (in its sole and absolute discretion), no Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Reorganized Debtor. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtor and, in the event that the Reorganized Debtor requests, furnish a bond in form and substance reasonably satisfactory to the Reorganized Debtor within the Retention Period shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder.

      11.10 Notices.

            Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, but not limited to, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows


If to the Debtor                    Raytech Corporation
                                    Four Corporate Drive, Suite 295
                                    Shelton, CT 06484-0240
                                    Attn LeGrande L. Young

With a copy to                      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    590 Madison Avenue
                                    New York, New York 10022-4616
                                    Attn Daniel H. Golden, Esq.
                                    And
                                    Pullman & Comley, LLC
                                    850 Main Street
                                    P.O. Box 7006
                                    Bridgeport, CT 06601-7006
                                    Attn Elizabeth J. Austin, Esq.

If to the Creditors' Committee      Caplin & Drysdale, Chartered
                                    399 Park Avenue
                                    New York, NY 10022-4614
                                    Attn Elihu Inselbuch, Esq.

If to the Equity Committee          Hopkins & Sutter
                                    788 Sixteenth Street, N.W.
                                    Washington, D.C. 20006
                                    Attn Murray Drabkin, Esq.
                                         Stephen Garcia, Esq.
                                         And
                                    Zeisler & Zeisler
                                    558 Clinton Avenue
                                    Bridgeport, CT 06605
                                    Attn Richard Zeisler, Esq.

If to the Futures Representative    Carter & Civitello
                                    Woodbridge Office Park
                                    One Bradley Road, Suite 301
                                    Woodbridge, CT 06525
                                    Attn Robert F. Carter, Esq.
                                         And
                                    Coan, Lewendon, Royston & Gulliver, LLC
                                    495 Orange Street
                                    New Haven, CT 06511
                                    Attn Carl T. Gulliver, Esq.

If to the State of Connecticut DEP  Attorney General's Office
                                    P.O. Box 120
                                    Hartford, CT 06141-0120
                                    Attn Krista E. Trousdale, Esq.

If to FMC                           Neal G. Epstein, Esq.
                                    Eckert Seamans Cherin & Mellott, LLC
                                    1515 Market Street
                                    Ninth Floor
                                    Philadelphia, PA 19102

If to the Justice Department        U.S. Department of Justice
                                    Environmental Enforcement Section
                                    P.O. Box 7611
                                    Ben Franklin Station
                                    Washington, D.C. 20044
                                    Attn Henry Friedman, Esq.

If to the United States Trustee     Office of the United States Trustee
                                    One Century Tower
                                    265 Church Street, Suite 1103
                                    New Haven, CT 06510
                                    Attn Patricia Beary, Esq.

      11.11 Headings.

            The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

      11.12 Severability.

            At the option of the Debtor, acting in its sole discretion, any provision of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, or any of the Exhibits to the Plan that are determined to be prohibited, unenforceable, or invalid by a court of competent jurisdiction or any other governmental Entity with appropriate jurisdiction shall, as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated, be ineffective to the extent of such prohibition, unenforceability, or invalidation without invalidating the effectiveness of the remaining provisions of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, and the Exhibits to the Plan or affecting the validity or enforceability of such provisions in any other jurisdiction.

      11.13 Governing Law.

            Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

      11.14 Filing of Additional Documents.

            On or before the Effective Date, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

      11.15 Compliance with Tax Requirements.

            In connection with the Plan, the Debtor and Reorganized Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all Distributions hereunder shall be subject to such withholding and reporting requirements.

      11.16 Exemption from Transfer Taxes.

            Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes as provided in such section 1146.

      11.17 Further Assurances.

            The Debtor, the Reorganized Debtor and all holders of Claims receiving Distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other action as may be necessary or advisable to effectuate the provisions and intent of this Plan at the cost of the Reorganized Debtor.

Dated:  April 19, 2000

                                       Respectfully Submitted,

                                       RAYTECH CORPORATION


                                       By /s/ LeGrande L. Young
                                          --------------------------------------
                                          Name  LeGrande L. Young
                                          Title Vice President, Secretary and
                                                General Counsel


AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
Daniel H. Golden
David H. Botter
Geoffrey T. Raicht
590 Madison Avenue
New York, New York  10022

          - and -

PULLMAN & COMLEY, LLC


By /s/ Elizabeth J. Austin
   --------------------------------------
   Elizabeth J. Austin

850 Main Street
P.O. Box 7006
Bridgeport, CT  06601-7006
Co-Counsel for the Debtor

                                  SCHEDULE 8.1
                           CONTRACTS/UNEXPIRED LEASES

            Supplier                              Subject

American Stock Transfer & Trust           Transfer Agent
Anthem Blue Cross/Blue Shield             Medical Insurance Administration
Automatic Data Processing                 Payroll Administration
CT Corporation                            Corporation Statutory Agent
Caravela Software, Inc.                   Website Maintenance
First Union National Bank                 Directors and Officers Trustee
Free Enterprise Telephone                 Telephone Maintenance
GE Capital Fleet                          Automobile Leases
IOS Capital                               Copy Machine Lease
Merrill Lynch Pierce Fenner & Smith       Savings Plans Recordkeeping/Investment Trust
New York Stock Exchange                   Exchange Listing
P & W Software, Inc.                      Flex Plan Software Lease
Pierce Leahy Corporation                  File Storage Lease
Pitney Bowes                              Postage Machine Leases
Charles Schwab                            Retirement Plan Trustee
Robert Scinto, Inc.                       Corporate Headquarters Building Lease
Shamrock Building Services                Building Cleaning Service

                                  SCHEDULE 5.1
                                DISPUTED CLAIMS

All Retiree Claims
PBGC Claims
Raymark Trustee Claims
Claims of any Smith Entities
International Insurance Company

                                SCHEDULE 8.4.1.
                           ASSUMED INSURANCE POLICIES



      Coverage                        Carrier                 Policy Number

General Liability           U.S. Fidelity & Guaranty      SIR1003000600
                            Company
Commercial Automobile       Hartford Fire Ins. Co.        31UENBQ9124
All Risk Property           American Protection           3ZG008363-01
                            Insurance Co.
ERISA Bond/Dishonesty       Continental Ins. Co.          169588574
Travel Accident             Federal Insurance Co.         6407-53-61
Fiduciary Liability         Legion Ins. Co.               LF20625307
Dir. & Officers Ins.        National Union Ins. Co.       860-02-48
Workers Compensation        Wausau Business Ins. Co.      0410-00-101498
Umbrella                    Westchester Fire Ins. Co.     CUA1046150
Life/AD&D                   Guardian Life Ins. Co.        308639
Long-Term Disability        Guardian Life Ins. Co.        308639
Medical Ins. Stop Loss      Anthem Blue Cross

                                 SCHEDULE 8.4.2
                           REJECTED INSURANCE POLICIES

                                      NONE

                                    EXHIBIT A

                                     FORM OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                             AND RESTATEMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               RAYTECH CORPORATION


               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

      This Certificate of Incorporation is hereby amended and restated for the purpose of compliance with Raytech Corporation's Second Amended Plan of Reorganization (the "Plan of Reorganization") as confirmed by the United States Bankruptcy Court for the District of Connecticut in Chapter 11 Case No. 5-89-00293.

      The undersigned, for purposes of amending and restating the Certificate of Incorporation under the General Corporation Law of the State of Delaware, certifies:

      FIRST: The name of the corporation is Raytech Corporation ("Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), of which (i) Fifty Million (50,000,000) shares shall be common stock par value $1.00 per share ("Common Stock") of which Forty Two Million Four Hundred Eighty Two Thousand Two Hundred Ten (42,482,210) shares shall be issued pursuant to the provisions of the Corporation's Plan of Reorganization and Seven Million Five Hundred Seventeen Thousand Seven Hundred Ninety (7,517,790) shares shall be authorized for future issuance, and (ii) Five Million (5,000,000) shares shall be preferred stock, par value $1.00 per share ("Preferred Stock").

      (a) Common Stock. Except as otherwise provided by law, by this Certificate of Incorporation or by the By-Laws of the Corporation, as from time to time amended, the holders of outstanding shares of Common Stock shall possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in the holder's name on the books of the Corporation. Except as otherwise provided by law, by this Certificate of Incorporation or the By-Laws of the Corporation as from time to time amended, the holders of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors. Except as otherwise provided by law, by this Certificate of Incorporation or by the By-Laws of the Corporation as from time to time amended, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

      (b) Preferred Stock: The Board of Directors may from time to time by resolution determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions, of each class of Preferred Stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, that each share of Preferred Stock shall be entitled to at least one vote, and provided further, that the Board of Directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and outstanding and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: Except as otherwise provided in the law of the State of Delaware, the Corporation's By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by a majority vote at a meeting or by written consent without a meeting, and the Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of the Corporation's By-Laws, and to adopt new By-Laws.

     SEVENTH: The entire Board of Directors shall consist of not more than nine and not less than three directors.

      On the effective date of the Consummation of the Plan of Reorganization ("Effective Date"), each director shall be elected to hold office until the annual meeting of stockholders held in the following year and until his or her successor is elected and qualified. At each succeeding annual meeting of stockholders thereafter, or by written consent of the stockholders entitled to vote thereon in lieu of such meeting the successors of those directors whose terms of office are then expiring shall be elected to hold office for a term of one year and until their respective successors shall be elected and shall qualify. Notwithstanding the aforesaid on the Effective Date, the initial Board of Directors shall be constituted as follows: one director shall be appointed by the Equity Committee (as defined in Section 1.1.42 of the Plan of
Reorganization)  and the  remaining  directors  shall  all be  appointed  by the
Creditors' Committee (as defined in Section 1.1.27 of the Plan of Reorganization), following consultation with the Corporation, the Future Claimants' Representative and the Governments (all as defined in sections 1.1.27, 1.1.47 and 1.1.48, respectively, of the Plan of Reorganization). The Director appointed by the Equity Committee shall serve for a term of three years from the Effective Date; provided, however, that such Director's term will terminate earlier upon sale by the Asbestos Personal Injury Settlement Trust (as defined in Section 1.1.64 of the Plan of Reorganization) ("PI Trust") of its entire interest in the stock of the Reorganized Debtor provided the purchaser or purchasers have offered to purchase all remaining shares of the Common Stock not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust as set forth in section 7.11 of the Plan of Reorganization. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may, except as otherwise required by law, be filled by the Board of Directors acting by three-fourths of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

      Notwithstanding any provision in this Certificate of Incorporation to the contrary, the provisions set forth in this Article SEVENTH may not be amended, altered, changed or repealed in any respect, unless such action is approved by the affirmative vote of holders of not less than three-fourths of the outstanding shares entitled to vote thereon.

      EIGHTH: Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law as it exists or may hereafter be amended, against expenses (including attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification and advancement of expenses expressly provided by, or granted pursuant to, the laws of the State of Delaware shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     WITNESS my signature this ______________ day of _______, 2000.


                                       -----------------------------------------
                                       Albert A. Canosa
                                       President


Attest:


-----------------------------------------
LeGrande L. Young
Secretary

                                   EXHIBIT B

                                    FORM OF
                          AMENDED AND RESTATED BY-LAWS

                               RAYTECH CORPORATION

                              AMENDED AND RESTATED
                                     BY-LAWS






                     As Adopted           , 2000

                               RAYTECH CORPORATION
                              AMENDED AND RESTATED
                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I.    Stockholders

      Sec. 1.1 Annual Meeting .............................................. 1
      Sec. 1.2 Special Meetings ............................................ 2
      Sec. 1.3 Record Date for Meetings and Other Purposes.................. 2
      Sec. 1.4 Notice of Meetings .......................................... 4
      Sec. 1.5 Quorum ...................................................... 5
      Sec. 1.6 Voting ...................................................... 5
      Sec. 1.7 Presiding Officer and Secretary ............................. 6
      Sec. 1.8 Proxies ..................................................... 7
      Sec. 1.9 List of Stockholders ........................................ 7
      Sec. 1.10 Written Consent of Stockholders in Lieu of Meeting ......... 8


ARTICLE II.   Directors

      Sec. 2.1 General Powers .............................................. 9
      Sec. 2.2 Number of Directors ......................................... 9
      Sec. 2.3 Election and Term of Directors .............................. 9
      Sec. 2.4 Vacancies and Newly Created Directorships .................. 10
      Sec. 2.5 Resignation ................................................ 11
      Sec. 2.6 Removal .................................................... 11
      Sec. 2.7 Meetings ................................................... 11
      Sec. 2.8 Quorum and Voting .......................................... 12
      Sec. 2.9 Appointment and Powers of Committees of the
               Board of Directors ......................................... 13
      Sec. 2.10 Notices and Meetings of the Committees .................... 15
      Sec. 2.11 Quorum and Actions by Committees .......................... 15
      Sec. 2.12 Resignations from Committees .............................. 15
      Sec. 2.13 Written Consent of Directors in Lieu of a Meeting ......... 15
      Sec. 2.14 Compensation of Directors ................................. 16
      Sec. 2.15 Contracts and Transactions Involving Insiders ............. 16
      Sec. 2.16 Participation of Meeting by Conference Telephone, etc. .... 17


ARTICLE III.  Officers, Agents and Employees

      Sec. 3.1 Appointment and Term of Office ............................. 18
      Sec. 3.2 Resignation and Removal .................................... 19
      Sec. 3.3 Compensation and Bond ...................................... 19
      Sec. 3.4 Chairman of the Board ...................................... 19
      Sec. 3.5 President .................................................. 20

      Sec. 3.6 Vice Presidents ............................................ 21
      Sec. 3.7 Treasurer .................................................. 22
      Sec. 3.8 Secretary .................................................. 22
      Sec. 3.9 Financial Officer .......................................... 23
      Sec. 3.10 Assistant Treasurers ...................................... 23
      Sec. 3.11 Assistant Secretaries ..................................... 23
      Sec. 3.12 Delegation of Duties ...................................... 24
      Sec. 3.13 Loans to Officers and Employees; Guaranty
                of Obligations of Officers and Employees .................. 24

ARTICLE IV.   Mandatory Retirement

      Sec. 4.1 Mandatory Retirement of Officers and Directors ............. 24

ARTICLE V.    Indemnification

      Sec. 5.1 Indemnification of Directors, Officers,
                Employees and Agents ...................................... 25

ARTICLE VI.   Capital Stock

      Sec. 6.1 Certificates ............................................... 27
      Sec. 6.2 Transfers of Stock ......................................... 27
      Sec. 6.3 Lost, Stolen or Destroyed Certificates ..................... 28

ARTICLE VII.  Seal

      Sec. 7.1 Seal ....................................................... 28

ARTICLE VIII. Waiver of Notice

      Sec. 8.1 Waiver of Notice ........................................... 29

ARTICLE IX.   Checks, Notes, Drafts, Etc.

      Sec. 9.1 Checks, Notes, Drafts, etc. ................................ 30

ARTICLE X.    Amendments

      Sec. 10.1 Amendments ................................................ 30

                              AMENDED AND RESTATED

                                     BY-LAWS
                                       OF
                               RAYTECH CORPORATION

      These By-Laws are hereby amended and restated for the purpose of compliance with Raytech Corporation's ("Corporation") Second Amended Plan of Reorganization (the "Plan of Reorganization") as confirmed by the United States Bankruptcy Court for the District of Connecticut in Chapter 11 Case No. 5-89-00293.

                                    ARTICLE I

                                  Stockholders


      Section 1.1 Annual Meeting. Except as otherwise provided in Section 1.10 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as may be fixed by the Corporation's Board of Directors ("Board of Directors"). The Annual Meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors or, if not so fixed, at the principal business office of the Corporation at Four Corporate Drive, Suite 295, Shelton, Connecticut 06484.

      Section 1.2 Special Meetings. A special meeting of the stockholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Board of Directors, Chairman of the Board, if there is one, the President or any Vice President. Upon the written request of the holders of not less than one-fifth of the voting power of all shares entitled to vote at the meeting, the President shall call a special meeting of the stockholders for the purpose specified in such request and shall cause notice thereof to be given. If the President shall not, within fifteen days after the receipt of such stockholder's request, so call such meeting, such stockholders may call the same. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the notice thereof.

      Section 1.3 Record Date for Meetings and Other Purposes. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exchange any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any proposed action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

      If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.10 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting, provided, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 1.4 Notice of Meetings. Unless otherwise provided by law, and unless notice is waived in writing by all stockholders entitled to vote at a meeting, a written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing such notice addressed to him at his last-known post office address as last shown on the stock records of the Corporation, postage prepaid, not less than 10 days nor more than 60 days before the date of the meeting. Each notice of a meeting of stockholders shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.


      When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

      Section 1.5 Quorum. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders, the holders of a majority of the outstanding stock entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.4 of these By-Laws, notice need not be given of the adjourned meeting. Except as otherwise provided by the Corporation's Certificate of Incorporation or these By-Laws, where a separate vote by class if required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

      Section  1.6  Voting.   Whenever  directors  are  to  be  elected  by  the
stockholders, they shall be elected by a plurality of the votes cast at the meeting by the stockholders entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Corporation's Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.

      Except as otherwise provided by law, or by the Corporation's Certificate of Incorporation, each stockholder of record of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

      Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

      Section 1.7 Presiding Officer and Secretary. At any meeting of the stockholders if none of the Chairman of the Board, if there is one, nor the President nor a Vice President nor a person designated by the Board of Directors to preside at the meeting shall be present, the stockholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as Secretary of the meeting.

      Section 1.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

      Section 1.9 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 1.10 Written Consent of Stockholders in Lieu of Meeting. Any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than 60 days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                   ARTICLE II

                                    Directors

      Section 2.1 General Powers. The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors.

      Section 2.2 Number of Directors. The Board of Directors shall consist of not more than nine and not less than three directors.

      Section 2.3 Election and Term of Directors. On the effective date of the Consummation of the Plan of Reorganization ("Effective Date"), each director shall be elected to hold office until the annual meeting of stockholders held in the following year and until his or her successor is elected and qualified. At each annual meeting of stockholders thereafter, or by written consent of the stockholders entitled to vote thereon in lieu of such meeting, the successors of those directors whose terms of office are then expiring shall be elected to hold office for a term of one year and until their respective successors shall be elected and shall qualify. Notwithstanding the aforesaid, on the Effective Date the initial Board of Directors shall be constituted as follows: one director shall be appointed by the Equity Committee (as defined in Section 1.1.42 of the Plan of Reorganization) and the remaining directors shall be appointed by the Creditors' Committee (as defined in Section 1.1.27 of the Plan of Reorganization), following consultation with the Corporation, the Future Claimants' Representative and the Governments (all as defined in sections 1.1.27, 1.1.47 and 1.1.48, respectively, of the Plan of Reorganization). The director appointed by the Equity Committee shall serve for a term of three years from the Effective Date; provided, however, that such director's term will terminate earlier upon sale by the Asbestos Personal Injury Settlement Trust (as defined in Section 1.1.64 of the Plan of Reorganization) ("PI Trust") of its entire interest in the stock of the Reorganized Debtor provided the purchaser or purchasers have offered to purchase all remaining shares of the Common Stock not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust as set forth in section 7.11 of the Plan of Reorganization.

      Section 2.4 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the stockholders entitled to vote thereon in lieu of a meeting or by a majority of the Board of Directors then in office. New directors elected pursuant to the foregoing shall serve out the term of the director he or she replaced.

      Section 2.5 Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

      Section 2.6 Removal. Any or all of the directors may be removed at any time, only for cause, by affirmative vote at a meeting or by written consent of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors (considered for this purpose as one class).

      Section 2.7 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as if practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if there is one, the President, a Vice President or any two or more directors. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, not later than the second day before the meeting, or personally or by telefaxing, e-mailing or telephoning the same, not later than the day before the meeting.

      Section 2.8 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Corporation's Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 2.9 Appointment and Powers of Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by three-fourths of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a merger or other business combination transaction, to sell all or substantially all of the assets, to incur material amounts of debt, to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.

      The Board of Directors, by resolution adopted by a three- fourths of the whole Board, may

      (a) fill any vacancy in any such committee;

      (b) abolish any such committee at its pleasure; and

      (c) remove any director from membership on such committee at any time, with or without cause.

      Actions taken at a meeting of any such committee shall be kept in a record of its proceedings which shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

      Notwithstanding any provision in these By-Laws to the contrary, the provisions set forth in this Section may not be amended, altered, changed or repealed in any respect, unless such action is approved by the affirmative vote of holders of not less than three-fourths of the outstanding shares entitled to vote thereon, or by the affirmative vote of directors holding at least three-fourths of the directorships.

      Section 2.10 Notices and Meetings of the Committees. Meetings of any committee of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware as such committee from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof, but no notice of regular meetings need be given. Notice of each special meeting shall be given to each member of such committee by mailing the same not later than the second day before the meeting, or personally, or by telefaxing, e-mailing or telephoning the same, not later than the date before the meeting.

      Section 2.11 Quorum and Actions by Committees. Unless otherwise provided by the Board of Directors, a majority of each committee shall constitute a quorum for the transaction of business and the vote of the majority of the members of such committee present at which a quorum is present shall be the act of such committee.

      Section 2.12 Resignations from Committees. Any member of a committee may resign by written notice to the Board of Directors. A resignation shall be effective upon receipt thereof by the Board or such subsequent time as shall be specified in the notice of resignation.

      Section 2.13 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 2.14 Compensation of Directors. The Board of Directors may fix fees of directors, including reasonable allowance for expenses actually incurred in connection with their duties.

      Section 2.15 Contracts and Transactions Involving Insiders. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or beneficial interest as defined in Section 16 of the Securities and exchange Act of 1934, shall be void or voidable solely for this reason, or solely because, in the case of directors, the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, provided in either case that the contract or transaction is fair, as determined by the Board of Directors, as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      Section 2.16 Participation of Meeting by Conference Telephone, Etc. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of teleconferencing, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.


                                   ARTICLE III

                         Officers, Agents and Employees

      Section 3.1 Appointment and Term of Office. The officers of the Corporation shall include a President, a Secretary, a Treasurer and, if desired, a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, a Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors or a duly authorized committee thereof shall designate, by resolution, a Chief Executive Officer and may designate, by resolution, a Chief Financial Officer and a Chief Operating Officer. Any one or more Vice Presidents may be designated as Executive Vice President or Senior Vice President. The officers shall be elected or appointed by the Board of Directors or a duly authorized committee thereof at the first meeting of the Board of Directors or a committee thereof after the Annual Meeting of stockholders in each year. The Board or a committee thereof may elect or appoint such officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors or committee. Each officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and has qualified or until his earlier resignation or removal. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

      Section 3.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

      Section 3.3 Compensation and Bond. The compensation of the officers, agents and employees who are not directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent, or employee as to persons under his direction or control. The Corporation may secure the fidelity of any or all of its officers, agents, or employees by bond or otherwise.

      Section 3.4 Chairman of the Board. The Chairman of the Board, if there is one, shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present and shall have such other powers and duties as may be delegated to him or her by the Board of Directors. In the event the Board of Directors, by resolution, shall designate the Chairman of the Board as the Chief

Executive Officer of the Corporation, in addition to his or her other duties, the Chairman of the Board shall have general direction of the affairs of the Corporation, subject to the control of the Board of Directors, shall preside at all meetings of the stockholders, may employ and discharge employees and agents of the Corporation, except such as may be elected or appointed by the Board of Directors, and he or she may delegate these powers.

      In his capacity as Chief Executive Officer, the Chairman of the Board may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

      Section 3.5 President. The President shall have responsibility to the Chief Operating Officer of the Corporation and such duties as from time to time may be assigned to him by the Chief Executive Officer of the Corporation or the Board of Directors. In the absence or inability to act of the Chairman of the Board, if there is one, the President shall perform all the duties and shall exercise any of the powers of the Chairman of the Board. The performance of any such duty by the President shall be conclusive evidence of his power to act.

      In the event the Board of Directors, by resolution, shall designate the President as the Chief Executive Officer of the Corporation, the President shall have general direction of the affairs of the Corporation, subject to the control of the Board of Directors, shall preside at all meetings of the stockholders, and may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he may delegate these powers. In his capacity as Chief Executive Officer the President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.

      Section 3.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board, if there is one, may from time to time prescribe. In the absence or inability to act of the Chairman of the Board and President, unless the Board of Directors shall otherwise provide, the Vice President may perform all the duties and may exercise any of the powers of the Chairman of the Board and the President. The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

      Section 3.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the Chief Executive Officer or the Board of Directors.

      Section 3.8 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He shall attend to the giving and serving of all notices to stockholders and directors. He shall have charge of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the Chief Executive Officer or the Board of Directors.

      Section 3.9 Financial Officer. The Financial Officer shall be the accounting officer of the Corporation. He shall keep adequate and correct accounts of the Corporation's business transactions. In the absence or inability of the Treasurer to act, the Financial Officer may perform all the duties and exercise all the powers of the Treasurer. He shall have all such powers and duties as generally are incident to the position of Financial Officer, or as may be assigned to him by the Chief Executive Officer, the Treasurer or the Board of Directors.

      Section 3.10 Assistant Treasurers. In the absence or inability of the Treasurer and the Financial Officer to act, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty by an Assistant Treasurer shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

      Section 3.11 Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty by an Assistant Secretary shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

      Section 3.12. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

      Section 3.13 Loans to Officers and Employees; Guaranty of Obligations of Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                   ARTICLE IV

                              Mandatory Retirement

      Section 4.1 Mandatory Retirement of Officers and Directors. Each officer of the Corporation shall be required to retire from his employment by the Corporation as such on the first day of the calendar month following the month during which such officer attains the age of 70 years. Each director of the Corporation shall be required to retire as a director of the Corporation as of the first day of January of the year in which such director attains the age of 70 years. The Board of Directors may waive such retirement of any officer or director.

                                    ARTICLE V

                                 Indemnification

      Section 5.1 Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law as it exists or may hereafter be amended, against expenses (including attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification and advancement of expenses expressly provided by, or granted pursuant to, the laws of the State of Delaware shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE VI

                                  Common Stock

      Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of the Board of Directors, if there be any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Corporation's Certificate of Incorporation and these By-Laws and the applicable laws, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such stock certificates to bear the signature of either or both.

      Section 6.3 Lost, Stolen or Destroyed Certificates. The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.


                                   ARTICLE VII

                                      Seal

      Section 7.1 Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The Corporation may use the seal by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner.

                                  ARTICLE VIII

                                Waiver of Notice

      Section 8.1 Waiver of Notice. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required to be given by statute, or under any provision of the Corporation's Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Certificate of Incorporation or these By-Laws.


                                   ARTICLE IX

                           Checks, Notes, Drafts, Etc.

      Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                    ARTICLE X

                                   Amendments

      Section 10.1 Amendments. Except as otherwise provided in the Corporation's Certificate of Incorporation, the By-Laws or the law of the State of Delaware, these By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by majority vote at a meeting or by written consent without a meeting, and the Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.

                                   EXHIBIT C
                                    FORM OF
                       GOVERNMENTS' SETTLEMENT AGREEMENT

                                   AGREEMENT


      This Agreement is entered into as of June 8, 2000, by and among the Official Committee of Unsecured Creditors of Raytech Corporation (the "Committee"), the Guardian Ad Litem For Future Claimants (the "Guardian"), the United States Environmental Protection Agency ("U.S. EPA"), the Connecticut Department of Environmental Protection ("Conn. DEP"), and FMC Corporation ("FMC").

                                    RECITALS

      A. The Committee and the Guardian together represent, in the Chapter 11 Reorganization Proceedings of Raytech Corporation ("Raytech"), the interests of all the present and future holders of unsecured claims for death, bodily injury or other personal damages caused, directly or indirectly, by exposure to asbestos or asbestos-containing products for which Raytech or Raymark Industries, Inc. or Raymark Corporation (collectively "Raymark") has legal liability (the "API Claimants").

      B. U.S. EPA, Conn. DEP and FMC (collectively "the Environmental Claimants") are asserting claims against Raytech for liability under federal or state environmental laws.

      C. The claims of both the API Claimants and the Environmental Claimants are for the most part unliquidated and include claims for both damages already incurred and amounts to be incurred in the future.

      D. By their nature, the claims of both the API Claimants and the Environmental Claimants are susceptible neither to precise estimation nor ready liquidation in the pending Raytech reorganization proceedings. However, in order to formulate and obtain confirmation of a plan of reorganization for Raytech, the claims of the API Claimants and the Environmental Claimants must be estimated so that appropriate provision for the payment of those and all other valid creditor claims against Raytech may be made in Raytech's plan of reorganization.

      E. The claims asserted by and on behalf of the API Claimants and the Environmental Claimants are very large and constitute virtually all the claims asserted by creditors of Raytech.

      F. The Committee and the Guardian, on the one hand, and the Environmental Claimants, on the other, recognized the desirability of avoiding disputes among them as to the relative magnitude of the claims of the API Claimants and the Environmental Claimants. Following extended negotiations, the Committee, the Guardian, the U.S. EPA and Conn. DEP (the U.S. EPA and the Conn. DEP hereinafter being collectively called "the Governments") reached an agreement as to the terms on which the API Claimants, as a group, and the Governments, as a group, would share, respectively, in the assets of Raytech that would be made available under any plan of reorganization that they would accept and support to satisfy the claims of all Raytechs unsecured creditors. That agreement was embodied in a letter agreement dated September 29, 1998 (the "Letter Agreement").

      G. FMC has also asserted a claim against Raytech, which claim the parties have agreed will be paid out of the Governments' share of the assets of Raytech.

      H. On March 14, 2000, the Court estimated the API Claimants' claim in the amount of $6.76 billion, and the Governments' claims (which include the claim of FMC) in the amount of $431.75 million.

      I. As a result of developments in the course of the Raytech reorganization proceedings, including the settlement with FMC, the Court's estimation of the parties' claims, and the parties' discovery of certain ambiguities in the Letter Agreement, the parties have determined to amend, clarify and restate the Letter Agreement as follows:

                               TERMS OF AGREEMENT

      1. Respective Shares of the Combined Esates.

            The API Claimants shall receive 91-1/2% and the Environmental Claimants 8-1/2% of those portions of the bankruptcy estates of Raymark Industries, Inc. and Raymark Corporation (the "Raymark Estates") and the bankruptcy estate of Raytech Corporation (the "Raytech Estate") (collectively the "Combined Estates") to be distributed to general unsecured creditors pursuant to any plan of reorganization or liquidation with respect to those debtors that is confirmed by the bankruptcy court, except as provided below. The 8-1/2% distributable to the Environmental Claimants shall be divided as follows:
6.057% to the U.S. EPA, 1.833% to FMC, and .61% to Conn. DEP.

            (a) Definition and Division of Combined Estates.

            The term Combined Estates, as used herein, includes all property of the respective bankruptcy estates, including causes of action, of Raymark Corporation, Raymark Industries, Inc. and Raytech Corporation, all Chapter 11 Debtors in the United States Bankruptcy Court for the District of Connecticut as of the date of this Agreement, except as provided below

            For purposes of this Agreement, the Combined Estates do not include the following assets which shall be treated as provided below:

                  (i) Raymark's former manufacturing facility in Stratford, Connecticut which has been the subject of an in rem proceeding commenced by the United States. See United States and State of Connecticut v. Raymark Industries, Inc., et al., No. 3:97 CV00035 (DJS). The Governments recovery of that property, or the proceeds of the sale of that property, shall not be credited against the Environmental Claimants' share of the Combined Estates pursuant to paragraph 1(b) of this Agreement.

                  (ii) Liability insurance or any proceeds thereof of any of the three foregoing Debtors or affiliates, successors or related entities that may be used to satisfy the claims of the API Claimants, the Environmental Claimants or any other creditors of those Debtors shall be paid or assigned to whatever creditors are legally entitled to have such insurance applied to their claims and shall not be treated as part of the Combined Estates, subject to the provisions of paragraph 1(b) below.

                  (iii) Any recovery by or on behalf of either of the Raymark Estates from any pending or future litigation against manufacturers and/or distributors of tobacco products based on claims (whether for contribution, indemnity or otherwise) that such products caused, exacerbated or contributed to cancers or other diseases suffered by the API Claimants or persons who had resolved their asbestos-related disease claims against the Raymark Debtors prior to their pending bankruptcy proceedings (the Tobacco Litigation), or proceeds of or value attributable to the Tobacco Litigation, shall not be deemed part of the

Combined Estates. One hundred percent of any proceeds of the Tobacco Litigation, net of all costs and expenses directly incurred by the Raymark Estates with respect to such recovery, shall be paid to the PI Trust to be established for the benefit of the API Claimants pursuant to the plan of reorganization in the Raytech Chapter 11 case.

            (b) Credits Against the Environmental Claimants Share of the Combined Estates.

            (i) Except as to the proceeds of the sale of the former Stratford manufacturing facility as provided in Paragraph 1(a), above, any amounts separately recovered by the Environmental Claimants solely from the Raymark Estates (including any insurance proceeds), net of all costs and expenses directly incurred by the Raymark Estates or their assignee with respect to such recovery, shall, at the option of each of the Environmental Claimants, either be paid to and retained by the Environmental Claimant or be paid to and retained by the Personal Injury Trust established for the benefit of the API Claimants pursuant to the Raytech Plan of Reorganization. In the event an Environmental Claimant elects to be paid and retain such amounts, then that Environmental Claimant, as soon as reasonably practical, shall remit to the Personal Injury Trust stock of Reorganized Raytech or stock and cash equal in value to the amounts paid to and retained by the Environmental Claimant; provided, however, that no Environmental Claimant shall be required to remit stock and cash in an aggregate amount greater than that received from the Raytech Estate pursuant to the Raytech Plan of Reorganization. For purposes of determining the value of the stock received from Reorganized Raytech, the value of any such stock shall be equivalent to a pro rata share of the enterprise value of Reorganized Raytech contained in the court-approved Disclosure Statement to be drafted and utilized in the Raytech Chapter 11 reorganization proceedings and as finally approved by the Court, without regard to any increases or decreases in the value of the stock of Reorganized Raytech occurring subsequent thereto, whether the result of stock market changes or otherwise. For purposes of calculating the dollar amount of the total 8-1/2% the stock and cash received by the Environmental Claimants from Reorganized Raytech, the value of any cash dividends paid prior to the date of the election shall not be included. For purposes of determining the value of the stock in the event an Environmental Claimant elects to retain the amount recovered from the Raymark Estates and to deliver stock or stock and cash to the Personal Injury Trust, the value of such stock shall be the market value of the stock on the date the election is made. The Environmental Claimants shall: (A) disclose promptly to the PI Trust any amount separately recovered by the Environmental Claimants from the Raymark Estates (including any insurance proceeds); and (B) make their election pursuant to this paragraph 1(b)(i) as soon as practical.

            (ii) Regardless of their receipt of their respective shares of the Combined Estates, each of the Environmental Claimants agrees not to release claims against the Raymark Estates until the Raymark Trustee is satisfied that all insurance recoveries for property damage and environmental liabilities have been realized for the benefit of the Raymark Estates. Should claims of any nature remain outstanding in favor of the Environmental Claimants against or in connection with the Raytech Estates or the Raymark Estates at such time as the Environmental Claimants determine that they will no longer pursue such claims, then the Environmental Claimants will assign any such claims to the PI Trust or the Raymark Trustee, as appropriate in the circumstances.

      2. Claims by Other Creditors Against the Combined Estates

            If other creditors make claims against the Raymark Estates or the Raytech Estate that the Environmental Claimants, the Committee and the Guardian agree should be paid or that are required to be paid pursuant to a confirmed plan of reorganization of any of the Debtors, the Environmental Claimants and API Claimants agree that their respective shares in the Combined Estates shall be, in effect, proportionally reduced to permit satisfaction of such claims at the appropriate payment percentage in accordance with the Bankruptcy Code and any such confirmed plan. The Environmental Claimants agree that in negotiations with Raymark/Raytech's other bona fide environmental or property damage creditors, if any, the Environmental Claimants will advise these other creditors that they should seek recovery in the first instance against any available property damage insurance of Raymark or the Raymark Estates. It is also agreed that (i) the Committee and the Guardian will support the Environmental Claimants' position that Raymark's or the Raymark Estates' property damage insurance proceeds are subject to the claims of property damage or environmental creditors alone, and(ii) the Environmental Claimants will support the Committee's and the Guardian's position that Raymark's or the Raymark Estates' personal injury insurance proceeds (including the CIGA settlement proceeds) and any proceeds from the Tobacco Litigation are subject to the claims of personal injury creditors alone.

      3. Incorporation of Agreement in Disclosure Statement.

            The terms and conditions of this Agreement shall be incorporated into any disclosure statement and plan of reorganization or liquidation with respect to any of the Debtors that is proposed, supported or consented to by the Committee, the Guardian and/or the Environmental Claimants and those parties will oppose any plan that is inconsistent with this Agreement.



----------------------------------    ----------------------------------
Henry S. Friedman                     Krista E. Trousdale
Senior Attorney                       Assistant Attorney General
Environmental Enforcement Section     Environmental Protection Department
U.S. Department of Justice            Office of the Attorney General
COUNSEL TO THE UNITED STATES          State of Connecticut
ENVIRONMENTAL PROTECTION              COUNSEL TO THE CONNECTICUT
AGENCY                                DEPARTMENT OF ENVIRONMENTAL
                                      PROTECTION



----------------------------------    ----------------------------------
Ann M. Nevins                         Neil G. Epstein
Assistant United States Attorney      Eckert Seamans Cherrin & Mellott, LLP
District of Connecticut               1515 Market Street, 9th Floor
COUNSEL TO THE UNITED STATES          Philadelphia, PA  19102
ENVIRONMENTAL PROTECTION              COUNSEL TO FMC CORPORATION
AGENCY


----------------------------------    ----------------------------------
Elihu Inselbuch                       Carl Gulliver
Caplin & Drysdale, Chartered          Coan, Lewendon, Royston & Gulliver, P.C.
399 Park Avenue                       495 Orange Street
New York, NY 10022                    New Haven, CT 06511
COUNSEL TO THE OFFICIAL               COUNSEL TO THE GUARDIAN
COMMITTEE OF UNSECURED                AD LITEM FOR FUTURE CLAIMANTS
CREDITORS

                                   EXHIBIT D

                                    FORM OF
                               PI TRUST AGREEMENT

                            THE RAYTECH CORPORATION
              ASBESTOS PERSONAL INJURY SETTLEMENT TRUST AGREEMENT

      The Raytech Corporation Asbestos Personal Injury Settlement Trust Agreement ("PI Trust Agreement"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Raytech Corporation ("Raytech," the "Settlor," or the "Debtor"), a Delaware corporation, the Debtor and debtor-in-possession in Case No. 5- 89-00293 in the United States Bankruptcy Court for the District of Connecticut as Settlor; the Legal Representative; the Official Committee of Unsecured Creditors ("Committee"); and the Trustees ("Trustees") and the members of the PI Trust Advisory Committee ("TAC") identified on the signature page hereof and appointed at Confirmation pursuant to the Raytech Corporation's Second Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated as of April 19, 2000 ("Plan"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

      WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, Raytech was named as a defendant in actions involving personal injury ("PI") or death claims caused by exposure to asbestos-containing products for which Raymark Industries, Inc. and its predecessors and affiliates have legal liability ("PI Trust Claims" as defined in the Plan); and

      WHEREAS, Raytech has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Connecticut, known as In re Raytech Corporation, Debtor, Case No. 5-89-00293; and

      WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and

      WHEREAS, the Plan provides, inter alia, for the creation of the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust"); and

      WHEREAS, pursuant to the Plan, the PI Trust is to use its assets and income to satisfy all PI Trust Claims; and

      WHEREAS, it is the intent of Raytech, the Trustees, the Committee, the TAC, and the Legal Representative that the PI Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the PI Trust will satisfy all PI Trust Claims pursuant to the Raytech Corporation Asbestos Personal Injury Trust Distribution Procedures ("Procedures") that are attached hereto as Exhibit 1 in substantially the same manner, and in strict compliance with the terms of this PI Trust Agreement; and


      WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code ("IRC"); and

      WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;

      NOW, THEREFORE, it is hereby agreed as follows:

                                   SECTION 1

                               AGREEMENT OF TRUST

      1.1 Creation and Name. Raytech as Settlor hereby creates a trust known as the "Raytech Corporation Asbestos Personal Injury Settlement PI Trust," which is the PI Trust provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name of the PI Trust.

      1.2 Purpose. The purpose of the PI Trust is to assume the liabilities of Raytech, and its predecessors and successors in interest, for all PI Trust Claims and to use the PI Trust's assets and income to pay the holders of all PI Trust Claims in accordance with this PI Trust Agreement and the Procedures in such a way that such holders of PI Trust Claims are treated fairly, equitably and reasonably in light of the extremely limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

      1.3 Transfer of Assets. Pursuant to the Plan, the number of shares of Raytech Common Stock plus the amount of Available Cash shown on Schedule A attached hereto have been transferred and assigned to the PI Trust to settle and discharge all PI Trust Claims. Pursuant to the Plan, Raytech, its successors in interest thereto, from and after the Effective Date ("Reorganized Raytech"), Raymark and others may also transfer and assign additional assets to the PI Trust from time to time. Such additional assets are anticipated to include, but are not limited to, certain Tax Refunds and Tax Benefits to be transferred pursuant to the Tax Assignment and Assumption Agreement attached as Exhibit "G" to the Plan. In all events, such assets will be transferred to the PI Trust free and clear of any liens or other claims by Raytech, Reorganized Raytech, any creditor, shareholder, or other entity. Raytech, Reorganized Raytech, Raymark and any other transferors shall also execute and deliver such documents to the PI Trust as the Trustees reasonably request to transfer and assign the stock and other assets (the "PI Trust assets") to the PI Trust.

      1.4 Acceptance of Assets and Assumption of Liabilities

            (a) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, hereby expressly accept the transfer and assignment to the PI Trust of the PI Trust assets in the time and manner as contemplated in the Plan.

            (b) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, expressly assume all liability for all PI Trust Claims. Except as otherwise provided in this PI Trust Agreement and the Procedures, the PI Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that Raytech or Reorganized Raytech has or would have had under applicable law. Regardless of the foregoing, however, and except as to holders of Asbestos Personal Injury Contribution Claims and except as to holders of any PI Trust Claims time-barred as of March 10, 1989, the Petition Date, the Trustees on behalf of the PI Trust hereby waive all rights and defenses based on state and federal statutes of limitations and repose it might otherwise assert against holders of PI Trust Claims. No provision herein or in the Procedures shall be construed to mandate distributions on any claims or other actions that would contravene the PI Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

            (c) Raytech and Reorganized Raytech shall be entitled to indemnification from the PI Trust for any expenses, costs, and fees (including attorneys' fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action related to PI Trust Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against Reorganized Raytech.

            (d) Nothing in this PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Injunctions issued in connection with the Plan or the PI Trust's assumption of all liability for PI Trust Claims, subject to the provisions of Section 1.4(b) above.

                                   SECTION 2

                        POWERS AND TRUST ADMINISTRATION

      2.1 Powers.

            (a) The Trustees are and shall act as the fiduciaries to the PI Trust in accordance with the provisions of this PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the PI Trust and the PI Trust assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of ___________________.

            (b) Except as required by applicable law or otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

            (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustees shall have the power to:

                  (i) receive and hold the PI Trust assets, vote the Reorganized Raytech Common Stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized Raytech that are included in the PI Trust assets, subject to any restrictions set forth in the Restated Certificate of Reorganized Raytech;

                  (ii) invest the monies held from time to time by the PI Trust;

                  (iii) sell, transfer, or exchange any or all of the PI Trust assets at such prices and upon such terms as the Trustees may consider proper, consistent with the other terms of this PI Trust Agreement;

                  (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the PI Trust to operate;

                  (v) pay liabilities and expenses of the PI Trust, including, but not limited to, PI Trust Expenses;

                  (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;

                  (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                  (viii) establish, supervise and administer the PI Trust in accordance with the Procedures and the terms thereof, a copy of which is annexed hereto as Exhibit 1;

                  (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;

                  (x) pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the PI Trust in connection with its alternative dispute resolution activities, reasonable compensation;

                  (xi) compensate the Trustees, the TAC members, and the Legal Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustees, the TAC members and the Legal Representative all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

                  (xii) execute and deliver such instruments as the Trustees consider proper in administering the PI Trust;

                  (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this PI Trust Agreement;

                  (xiv) in accordance with Section 4.6 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Trustees and (B) the TAC, the Legal Representative, the officers and employees of the PI Trust, and any agents, advisors and consultants of the PI Trust, the TAC or the Legal Representative ("the Additional Indemnitees"), to the fullest extent that a corporation or trust organized under the law of the PI Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                  (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the PI Trust assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;

                  (xvi) consult with Reorganized Raytech at such times and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable; and

                  (xvii) make, pursue (by litigation or otherwise), collect, compromise or settle, in the name of the PI Trust or the name of Reorganized Raytech, any claim, right, action, or cause of action included in the PI Trust assets including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized Raytech.

            (d) The Trustees shall not have the power to guarantee any debt of other persons.

            (e) The Trustees shall give the TAC, the Legal Representative and Reorganized Raytech prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.

      2.2 General Administration.

            (a) The Trustees shall adopt and act in accordance with the PI Trust Bylaws. To the extent not inconsistent with the terms of this PI Trust Agreement, the PI Trust Bylaws shall govern the affairs of the PI Trust. In the event of an inconsistency between the PI Trust Bylaws and this PI Trust Agreement, the PI Trust Agreement shall govern.

            (b) The Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid, (ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the PI Trust as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the PI Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

            (c) The Trustees shall timely account to the Bankruptcy Court as follows:

                  (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a balance sheet of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Legal Representative, and Reorganized Raytech when such reports are filed with the Bankruptcy Court.

                  (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the TAC, the Legal Representatives, and Reorganized Raytech when such report is filed.

                  (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Connecticut.

            (d) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Legal Representative.

            (e) The Trustees shall consult with the TAC and the Legal Representative (i) on the general implementation and administration of the PI Trust; (ii) on the general implementation and administration of the Procedures; and (iii) on such other matters as may be required under this PI Trust Agreement and the Procedures.

            (f) The Trustees shall be required to obtain the consent of the TAC and the Legal Representative pursuant to the Consent Process set forth in
Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

                  (i) to add to or change the schedule of Asbestos- Related Disease Categories or criteria set forth on Schedule A of the Procedures; to change the liquidated values for such categories set forth on Schedule B of the Procedures; or to begin processing and paying Level Two claims pursuant to section 5.2 of the Procedures;

                  (ii) to redetermine the Pro-rata Percentage described in
Section 4.2 of the Procedures;

                  (iii) to change the Claims Materials to be provided holders of PI Trust Claims under Section 6.2 of the Procedures;

                  (iv) to change the form of release to be provided pursuant to
Section 7.8 of the Procedures;

                  (v) to require that claimants provide additional kinds of medical evidence pursuant to Section 7.1 of the Procedures;

                  (vi) to terminate the PI Trust pursuant to Section 7.2 below;

                  (vii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

                  (viii) to change the compensation of the members of the TAC, the Legal Representative or Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

                  (ix) to amend any provision of the PI Trust Agreement or the Procedures;

                  (x) to take structural or other actions to minimize any tax on the PI Trust assets;

                  (xi) to amend the PI Trust Bylaws in accordance with the terms thereof; or

                  (xii) to merge any asbestos claims resolution organization formed by the PI Trust with another asbestos claims resolution organization that is not specifically created by this PI Trust Agreement or the Procedures, or to contract with another asbestos claims resolution organization or other entity that is not specifically created by this PI Trust Agreement or the Procedures, or permit any other party to join in any asbestos claims resolution organization that is formed by the PI Trust pursuant to the PI Trust Agreement or the Procedures; provided that such merger, contract or joinder shall not (a) subject Reorganized Raytech or any successor in interest to any risk of having any PI Trust Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with
Section 7.10 of the Procedures which requires that such decisions be based on
(i) the provisions of the Procedures, and (ii) the Asbestos-Related Disease Categories and liquidated values for such Categories set forth on Schedules A and B of the Procedures, respectively.

            (g) The Trustees shall meet with the TAC and the Legal Representative no less often than quarterly. The Trustees shall meet in the interim with the TAC and the Legal Representative when so requested by either.

            (h) The Trustees, upon notice from either the TAC or the Legal Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Legal Representative consider issues submitted by the TAC or the Legal Representative.

      2.3 Claims Administration.

            The Trustees shall promptly proceed to implement the Procedures.

                                   SECTION 3

                      ACCOUNTS, INVESTMENTS, AND PAYMENTS

            3.1 Accounts. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of PI Trust Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

            3.2 Investments. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

            (a) The PI Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized Raytech or any successor to Reorganized Raytech) or business enterprise if, immediately following such acquisition, the PI Trust would hold more than 5% of the equity in such entity or business enterprise. The PI Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized Raytech or any successor to Reorganized Raytech) or business enterprise. This provision, however, shall not apply to any entity or business the PI Trust may acquire as a result of litigation on fraudulent conveyance or other grounds against any shareholders or former shareholders of Raytech or Raymark or against any parties related to any such shareholders or former shareholders.

            (b) The PI Trust shall not acquire or hold any long- term debt securities unless (i) such securities are PI Trust assets under the Plan, (ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P's"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

            (c) The PI Trust shall not acquire or hold for longer than ninety
(90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

            (d) Excluding any securities by the Debtor or Reorganized Raytech, the PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by Moody's or "A" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

            (e) The PI Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the PI Trust would exceed 2% of the aggregate value of the PI Trust estate. The PI Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized Raytech or any successor to Reorganized Raytech) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the PI Trust would exceed 5% of the aggregate value of the PI Trust assets.

            (f) The PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.

            (g) The PI Trust may acquire and hold any securities or instruments issued by Reorganized Raytech or any successor to Reorganized Raytech, without regard to the limitations set forth in Subsections (a)-(f) above.

            (h) The PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized.

            (i) The PI Trust shall not acquire or hold any options.

      3.3 Source of Payments. All PI Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Trustees out of the PI Trust assets. Neither Raytech, Reorganized Raytech, their subsidiaries, any successor in interest or the present or former stockholders, directors, officers, employees or agents of Raytech, Reorganized Raytech, or their subsidiaries, nor the Trustees, the TAC or Legal Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any PI Trust expense or any other liability of the PI Trust.

                                   SECTION 4

                                    TRUSTEES

      4.1 Number. There shall be three (3) Trustees. The initial Trustees shall be those persons named on the signature page hereof.

      4.2 Term of Service.

            (a) The initial Trustees named pursuant to Article 4.1 above shall serve the staggered terms of three (3), four (4) and five (5) years as shown on the signature page hereof. Thereafter each term of service shall be five (5) years. The initial Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to Section 4.2(b) below, (iv) his or her removal pursuant to Section 4.2(c) below, or (v) the termination of the PI Trust pursuant to Section 7.2 below.

            (b) A PI Trustee may resign at any time by written notice to the remaining Trustees, the TAC and the Legal Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than 90 days after the date such notice is given, where practicable.

            (c) A Trustee may be removed by unanimous vote of the remaining Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

      4.3 Appointment of Successor Trustees.

            (a) In the event of a vacancy in the position of PI Trustee, whether by term expiration, resignation or removal, the remaining Trustees shall consult with the TAC and the Legal Representative concerning appointment of a successor PI Trustee. The vacancy shall be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Legal Representative vetoes the appointment. In the event that the remaining Trustees cannot agree on a Successor PI Trustee, or a majority of the TAC or the Legal Representative vetoes the appointment of a successor PI Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a PI Trustee for an additional term or terms.

            (b) Immediately upon the appointment of any Successor PI Trustee, all rights, titles, duties, powers and authority of the predecessor PI Trustee hereunder shall be vested in, and undertaken by, the Successor PI Trustee without any further act. No Successor PI Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

            (c) Each Successor PI Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor PI Trustee completed his or her term, (ii) the end of the remainder of the term of the PI Trustee whom he or she is replacing if said predecessor PI Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 4.2(b) above, (v) his or her removal pursuant to Section 4.2(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

      4.4 Liability of Trustees, Officers and Employees. The Trustees and the individuals identified as Additional Indemnitees in Section 2.1(c)(xiv) above shall not be liable to the PI Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustees and the Additional Indemnitees shall not be liable for any act or omission of any other Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Trustee or Additional Indemnitee.

      4.5 Compensation and Expenses of Trustees.

            (a) The Trustees shall receive compensation from the PI Trust for their services as Trustees in the amount of $25,000.00 per annum, plus a per diem allowance for meetings or other PI Trust business performed in the amount of $2,000.00. For purposes of the per diem allowance, PI Trust business includes, but is not limited to, attendance at meetings of Reorganized Raytech's Board of Directors. For purposes of section 7.4 below, the Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court.

            (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

            (c) The PI Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

      4.6 Indemnification of Trustees and Additional Indemnitees.

            (a) The PI Trust shall indemnify and defend the Trustees, as well as the Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the PI Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. Notwithstanding the foregoing, the Trustees and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.

            (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a PI Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to
Section 4.6(a) above, shall be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustees or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such PI Trustee or Additional Indemnitee is not entitled to be indemnified by the PI Trust.

            (c) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a PI Trustee or Additional Indemnitee including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a PI Trustee, TAC member, Legal Representative, officer, employee, agent or other representative.

      4.7 Trustees' Lien. The Trustees and the Additional Indemnitees shall have a first priority lien upon the PI Trust assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.

      4.8 Trustees' Employment of Experts. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the written opinion of or information provided by any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

      4.9 Trustees' Independence. The Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized Raytech. Notwithstanding the foregoing, any PI Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the PI Trust pursuant to Section 4.5(a) above, as a director of Reorganized Raytech. No PI Trustee shall act as an attorney for any person who holds an asbestos claim.

      4.10 Bond. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                    SECTION 5

                            TRUST ADVISORY COMMITTEE

      5.1 Members. The TAC shall consist of three members, who shall initially be the persons named on the signature page hereof.

      5.2 Duties. The members of the TAC shall serve in a fiduciary capacity representing all holders of present PI Trust Claims. The Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the Procedures, certain actions by the Trustees are also subject to the consent of the TAC.

      5.3 Term of Office.

            (a) The initial members of the TAC shall serve the staggered three
(3), four (4) or five (5) year terms shown on the signature pages hereof. Thereafter each term of service shall be five (5) years. A member of the TAC shall serve until the earlier of (i) the end of his or her term; (ii) his or her death, (iii) his or her resignation pursuant to Section 5.3(b) below, (iv) his or her removal pursuant to Section 5.3(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.


            (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Trustees and the Legal Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.


            (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

      5.4 Appointment of Successor.

            (a) A vacancy caused by resignation or removal or term expiration shall be filled by the unanimous vote of the remaining members of the TAC. In the event they are unable to agree on a successor, the vacancy shall be filled by the Bankruptcy Court.


            (b) Each successor TAC member shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor member completed his or her term, (ii) the end of the remainder of the term of the member whom he or she is replacing if said predecessor member did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 5.3(b) above,
(v) his or her removal pursuant to Section 5.3(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

      5.5 TAC's Employment of Professionals.

            (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "Professionals"). The TAC and its Professionals shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the written opinion of or information provided by the Professional.


            (b) The Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Trust to meet the need of the TAC for such expertise or advice, and (ii) the Trust has approved the TAC's request for reimbursement in writing.

If the Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Trust expense, the TAC and/or the Trustees shall resolve their dispute pursuant to the procedures set forth in Section 7.13 below.


      5.6 Compensation and Expenses of TAC.

            (a) The members of the TAC shall receive compensation from the PI Trust for their services as TAC members in the amount of $10,000.00 per annum, plus a per diem allowance for attendance at meetings or other conduct of PI Trust business in the amount of $1,000.00. For purposes of section 7.4 below, the TAC shall determine the scope and duration of activities that constitute a meeting and, if the TAC elects to provide for payment for activities of less than a full day's duration, it may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the TAC hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the TAC shall be made only pursuant to the Consent Process described in section 5.7(b) below, and then subject to approval by the Bankruptcy Court.


            (b) The PI Trust will promptly reimburse the members of the TAC for all reasonable out-of-pocket costs and expenses incurred by the TAC members in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense.

            (c) The PI Trust shall include a description of the amounts paid under this Section 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

      5.7 Procedures for Consultation with and Obtaining the Consent of the TAC.

            (a) Consultation Process.

                  (i) In the event the Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.


                  (ii) The Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

            (b) Consent Process.


                  (i) In the event the Trustees are required to obtain the consent of the TAC pursuant to Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.


                  (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Trustees, and must in any event advise the Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Trustees in writing of its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

                  (iii) If, after following the procedures specified in this
Section 5.7(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the TAC shall resolve their dispute pursuant to the procedures set forth in Section 7.13.

                                   SECTION 6

                            THE LEGAL REPRESENTATIVE

      6.1 Duties. The Legal Representative shall be the individual identified on the signature pages hereto. He or she shall serve in a fiduciary capacity, representing the interests of the holders of future PI Trust Claims for the purpose of protecting the rights of such persons. The Trustees must consult with the Legal Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Legal Representative on matters identified in Section 2.2(f) above. Where provided in the Procedures, certain actions by the Trustees are also subject to the consent of the Legal Representative.

      6.2 Term of Office.

            (a) The Legal Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below,
(iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

            (b) The Legal Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

            (c) The Legal Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings.

      6.3 Appointment of Successor. A vacancy caused by resignation shall be filled with an individual nominated prior to the effective date of the resignation by the resigning Legal Representative, and a vacancy caused by death or removal of the Legal Representative shall be filled with an individual nominated by the Trustees, the TAC or both. In any case, the nominee shall be subject to the approval of the Court.

      6.4 Legal Representative's Employment of Professionals.

            (a) The Legal Representative may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the Legal Representative to be qualified as experts on matters submitted to the Legal Representative (the "Professionals"). The Legal Representative and his or her experts shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the Legal Representative to be qualified as an expert on the particular matter submitted to the Legal Representative shall be full and complete authorization and protection in support of any action taken or not taken by the Legal Representative in good faith and in accordance with the written opinion of or information provided by the Professional.

            (b) The Trust shall promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable fees and costs associated with the Legal Representative's employment of legal counsel pursuant to this provision in connection with the Legal Representative's performance of his or her duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the Legal Representative for all reasonable fees and costs associated with the Legal Representative's employment of any other Professionals pursuant to this provision in connection with the Legal Representative's performance of his or her duties hereunder; provided, however, that (i) the Legal Representative has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the Legal Representative desires to employ the Professional, and (B) why the Legal Representative cannot rely on Professionals retained by the Trust to meet the need of the Legal Representative for such expertise or advice, and (ii) the Trust has approved the Legal Representative's request for reimbursement in writing. If the Trust agrees to pay for the Legal Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the Legal Representative's Professional, it must set forth its reasons in writing. If the Legal Representative still desires to employ the Professional at Trust expense, the Legal Representative and/or the Trustees shall resolve their dispute pursuant to the procedures set forth in Section 7.13 below.

      6.5 Compensation and Expenses of the Legal Representative.

            (a) The Legal Representative shall receive compensation from the PI Trust for his or her services as the Legal Representative in the amount of $25,000.00 per annum, plus payment at the Legal Representative's normal hourly rate for services performed over and above fifty (50) hours per year. The per annum compensation payable to the Legal Representative hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Legal Representative shall be made only pursuant to the Consent Process described in section 6.6(b) below, and then subject to approval by the Bankruptcy Court.

            (b) The PI Trust will promptly reimburse the Legal Representative for all reasonable out-of-pocket costs and expenses incurred by the Legal Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense.

            (c) The PI Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Legal Representative, and Reorganized Raytech pursuant to Section 2.2(c)(i).

      6.6 Procedures for Consultation with and Obtaining the Consent of the Legal Representative.

            (a) Consultation Process.

                  (i) In the event the Trustees are required to consult with the Legal Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Legal Representative with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the Legal Representative with such reasonable access to experts retained by the PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                  (ii) The Trustees shall take into consideration the time required for the Legal Representative, if he or she so wishes, to engage and consult with its own independent financial or investment advisors as to such matter.

            (b) Consent Process.

                  (i) In the event the Trustees are required to obtain the consent of the Legal Representative pursuant to Section 2.2(f) above, the Trustees shall provide the Legal Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action.

The Trustees shall provide the Legal Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the Legal Representative with such reasonable access to experts retained by the PI Trust and its staff (if any) as the Legal Representative may reasonably request during the time that the Trustees are considering such action, and shall also provide the Legal Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                  (ii) The Legal Representative must consider in good faith and in a timely fashion any request for his or her consent by the Trustees, and must in any event advise the Trustees in writing of his or her consent or objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The Legal Representative may not withhold his or her consent unreasonably. If the Legal Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Legal Representative does not advise the Trustees in writing of his or her consent or objections to the proposed action within 30 days of receiving the notice from the Trustees regarding such consent, the Legal Representative's consent shall be deemed to have been affirmatively granted.

                  (iii) If, after following the procedures specified in this
Section 5.7(b), the Legal Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Legal Representative shall resolve their dispute pursuant to the procedures set forth in Section 7.13.

                                   SECTION 7

                               GENERAL PROVISIONS

      7.1 Irrevocability. The PI Trust is irrevocable.

      7.2 Termination.

            (a) The PI Trust shall automatically terminate on the date ninety
(90) days after the first to occur of the following events:

                  (i) the Trustees decide to terminate the PI Trust because (A) they deem it unlikely that new asbestos claims will be filed against the PI Trust, (B) all PI Trust Claims duly filed with the PI Trust have been liquidated and paid to the extent provided in this PI Trust Agreement and the Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the PI Trust; or

                  (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this PI Trust Agreement and the Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                  (iii) to the extent that any rule against perpetuities shall be deemed applicable to the PI Trust, twenty- one (21) years less ninety-one
(91) days pass after the death of the last survivor of all of the descendants of Joseph P. Kennedy, Sr., of Massachusetts living on the date hereof.

            (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and
(ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized Raytech within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.

      7.3 Amendments. The Trustees, after consultation with the TAC and the Legal Representative, and subject to the consent of the TAC and the Legal Representative, may modify or amend this PI Trust Agreement or any document annexed to it, including, without limitation, the PI Trust Bylaws or the Procedures. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this PI Trust Agreement to the contrary, neither this PI Trust Agreement, the PI Trust Bylaws, the Procedures, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the PI Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.

      7.4 Meetings. The Trustees, the TAC, and the Legal Representative, shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, in person or by telephone conference call, on PI Trust matters with the TAC, the Legal Representative, or Trustees, as applicable. A Trustee shall also be deemed to have attended a meeting in the event he or she spends a substantial portion of the day conferring in person or by telephone with a claimant or his or her legal representative pursuant to the Trustees Conference provision in Section 5.2(b)(5) of the Procedures, or in engaging in activities related to Reorganized Raytech, including attendance at its Board of Directors meetings. The Trustees, the TAC and the Legal Representative shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Sections 4.5, 5.6, and 6.5 above.

      7.5 Severability. Should any provision in this PI Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this PI Trust Agreement.

      7.6 Notices. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her Asbestos Disease Claim.

            (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.


To the PI Trust




through the Trustees:




To the TAC:




To the Legal Representative:




To Reorganized Raytech:





            (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

      7.7 Successors and Assigns. The provisions of this PI Trust Agreement shall be binding upon and inure to the benefit of Raytech, the PI Trust, the Trustees and Reorganized Raytech, and their respective successors and assigns, except that neither Raytech, the PI Trust, the Trustees nor Reorganized Raytech may assign or otherwise transfer any of its, or their, rights or obligations under this PI Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Section 2.1 above.

      7.8 Limitation on Claim Interests for Securities Laws Purposes. PI Trust Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument;
(c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this
Section 7.8 shall not apply to the holder of a claim that is subrogated to a PI Trust Claim as a result of its satisfaction of such PI Trust Claim.

      7.9 Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this PI Trust Agreement is contained herein and in the documents referred to herein, and this PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

      7.10 Headings. The headings used in this PI Trust Agreement are inserted for convenience only and do not constitute a portion of this PI Trust Agreement, nor in any manner affect the construction of the provisions of this PI Trust Agreement.

      7.11 Governing Law. This PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of ________________ without regard to __________________ conflict of law principles.

      7.12 Settlor Representative and Cooperation. Raytech is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the PI Trust Agreement. Raytech agrees to cooperate in implementing the goals and objectives of this PI Trust.

      7.13 Dispute Resolution. Any disputes that arise under this PI Trust Agreement or under the Procedures, other than disputes arising under the Procedures concerning the PI Trust's classification of claims which disputes shall be resolved pursuant to Section 5.2(b)(4) of the Procedures, shall be resolved by reference to an alternative dispute resolution process mutually agreeable to the parties involved. Should any party to the alternative dispute resolution process be dissatisfied with the decision of the arbitrator(s), then the party may apply to the Bankruptcy Court for a judicial determination of the matter. Respecting only disputes resulting from the Legal Representative's retention of professionals under section 6.4(b) above, should the dispute not be resolved within thirty (30) days, the parties are relieved of the requirement to pursue alternative dispute resolution prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this PI Trust Agreement is inconsistent with any provision of the Plan, the Plan shall control.

      7.14 Enforcement and Administration. The provisions of this PI Trust Agreement and the Procedures attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.

      7.15 Effectiveness. This PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

      7.16 Counterpart Signatures. This PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

                             SIGNATURE PAGE FOLLOWS.

      IN WITNESS WHEREOF, the parties have executed this PI Trust Agreement this _____ day of ________________________, _______.

                                      SETTLOR:  RAYTECH



                                      By:
                                         ---------------------------------------



                                      Name:
                                           -------------------------------------



                                      Title:
                                            ------------------------------------





                                      TRUSTEES




                                      ------------------------------------------
                                                               (Three-year Term)




                                      ------------------------------------------
                                                                (Four-year Term)




                                      ------------------------------------------
                                                                (Five-year Term)

                                      TRUST ADVISORY COMMITTEE




                                      ------------------------------------------
                                                               (Three-year Term)




                                      ------------------------------------------
                                                                (Four-year Term)




                                      ------------------------------------------
                                                                (Five-year Term)





                                      LEGAL REPRESENTATIVE




                                      ------------------------------------------

                                   SCHEDULE A

          ASSETS TRANSFERRED TO THE PI TRUST AS OF THE EFFECTIVE DATE




            1.    ____________ Shares of Raytech Common Stock




            2.    $___________ Available Cash




            3. Tax Benefits Pursuant to the Tax Benefits Assignment and Assumption Agreement (Exhibit "G" to Plan)

                                   EXHIBIT E

                                    FORM OF
             PI TRUST CLAIMS RESOLUTION AND DISTRIBUTION PROCEDURES

                             THE RAYTECH CORPORATION

             ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES


      The Raytech Corporation Asbestos Personal Injury Trust Distribution Procedures ("Procedures") contained herein provide for satisfying all personal injury ("PI") and death claims caused by exposure to asbestos-containing products for which Raymark Industries, Inc. and its predecessors and affiliates ("Raymark") have legal liability that could be asserted against Raytech Corporation ("Raytech" or the "Debtor"), (hereinafter for all purposes of these Procedures defined as "PI Trust Claims"), as provided in and required by the Raytech Corporation Plan of Reorganization ("Plan") and the Raytech Corporation Asbestos Personal Injury Settlement Trust Agreement ("PI Trust Agreement"). The Plan and PI Trust Agreement establish the Raytech Corporation Asbestos Personal Injury Settlement Trust ("PI Trust"). The Trustees of the PI Trust ("Trustees") shall implement and administer these Procedures in accordance with the PI Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan and the PI Trust Agreement.




                                   SECTION I

                           Purpose and Interpretation

      1.1 Purpose. These Procedures have been adopted pursuant to the PI Trust Agreement. They are designed to provide fair, equitable, prompt and inexpensive treatment for all PI Trust Claims that may presently exist or may arise in the future in substantially the same manner.

      1.2 Interpretation. Nothing in these Procedures shall be deemed to create a substantive right for any claimant.




                                   SECTION II

                               General Principles

      2.1 Background. These Procedures have been adopted more than 10 years after Raytech first filed for Chapter 11 relief, and after lengthy adversary proceedings and negotiations between and among Raytech, its creditors and its shareholders. Nothing approaching full payment of all creditors including asbestos claimants is possible in light of the large number of PI Trust Claims that could be filed, both currently and in the future. The limited assets available in the Raytech estate can satisfy only a very small fraction of Raytech's liability for all PI Trust Claims. Accordingly, these Procedures have been designed to satisfy all such claims fairly, equally and as sensibly as possible in light of the inadequacy of the Raytech assets, while minimizing administrative and processing costs that might further diminish the already meager amounts available to satisfy such claims.

      2.2 Issues Addressed In Formulating These Procedures. As required by the Bankruptcy Code and as recognized in every other asbestos-related bankruptcy, all asbestos-related tort claims must be treated equally, so that each receives an equal percentage of its value over time from the estate. At the same time, it must be recognized that many acutely sick and dying claimants have waited over a decade for a conclusion of this reorganization; and, moreover, that the assets of this estate are sufficiently small, and the number of outstanding severe claims against this estate are sufficiently large, as to warrant giving the sickest claimants expedited treatment in the liquidation and payment of their claims. These procedures seek to bridge these goals.


      2.3 Resolution of Issues. To resolve the competing interests noted above, these Procedures divide the PI Trust claims into two levels. Level One Claims, defined in section 5.1(a) below, include all claims for asbestos-related malignancies and severely-disabled asbestotics who meet certain defined criteria. Level Two Claims, defined in section 5.1(b) below, include all other PI Trust claims. These Procedures provide that Level One Claims will be paid from assets of the PI Trust as of the Effective Date including without limitation tax refunds to be turned over by Reorganized Raytech when received. Upon receipt of sufficient additional assets from other sources, such as from the resolution of Raymark's contribution claims against the cigarette manufacturers, these Procedures provide that the Trustees will determine (i) whether to commence processing and payment of Level Two Claims as provided in section 5.2 below, and (ii) whether to adjust the Pro-rata Percentage applicable to both Level One and Level Two Claims. In the event the Pro-rata Percentage is increased in such circumstances, the PI Trust will make additional distributions to holders of Level One Claims so as to equalize the Pro-rata Percentage paid on those claims with that to be paid on new Level One and Level Two Claims.

      2.4 Benefits of Approach. This approach preserves the cardinal principle that all holders of asbestos-related claims and future demands are entitled under the law to pro-rata distributions on similar claims in substantially the same manner, while also expediting the liquidation and payment of the claims of the sickest claim holders. It also defers the PI Trust's need to spend substantial amounts to process the numerous claims of the less-severely-injured until such time as the PI Trust receives additional funds for their liquidation and payment.

      2.5 Effect of Tobacco Litigation. At the present time Raymark and other asbestos companies and trusts are plaintiffs in pending litigation against members of the tobacco industry. If Raymark and the other asbestos plaintiffs prevail, Raymark's share of any recoveries from the tobacco litigation (the "Tobacco Recoveries") will be transferred to the PI Trust. The Trustees, with the consent of the TAC and the Legal Representative, shall determine if such Tobacco Recoveries are sufficient to cause the PI Trust to commence processing and payment of Level Two Claims pursuant to section 5.2 below.




                                   SECTION III

                       Administration of these Procedures

      3.1 Trustees' Advisory Committee and Legal Representative. Pursuant to the Plan and the PI Trust Agreement, these Procedures will be administered by the Trustees in consultation with a Trustees Advisory Committee ("TAC"), that represents the interests of holders of present PI Trust Claims, and a Legal Representative, who represents the interests of holders of PI Trust Claims that will be asserted in the future. The Trustees shall obtain the consent of the TAC and the Legal Representative on any amendments to these Procedures pursuant to section 8.1 below and on such other matters as are otherwise required below and in section 2.2(f) of the PI Trust Agreement. The Trustees shall also consult with the TAC and the Legal Representative on such matters as are provided below and in section 2.2(e) of the PI Trust Agreement.

      3.2 Consent and Consultation Procedures. In those circumstances in which consultation or consent is required, the Trustees will provide written notice to the TAC and the Legal Representative of the specific amendment or other action that is proposed. The Trustees will not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in sections 5.7(a) and 6.6(a), or the Consent Process described in sections 5.7(b) and 6.6(b) of the PI Trust Agreement, respectively.




                                   SECTION IV

                     Pro-rata Percentage: Periodic Estimates

      4.1 Uncertainty Of Raytech's Personal Injury Asbestos Liabilities. As discussed above, there is inherent uncertainty regarding Raytech's total asbestos-related tort liabilities, as well as the total value of the assets available to pay such claims. Consequently, there is inherent uncertainty regarding the amounts that holders of PI Trust Claims will receive. To seek to ensure substantively equivalent treatment of all present and future claims, the Trustees must determine from time to time the percentage of full liquidated value that holders of PI Trust Claims will be likely to receive. (the "Pro-rata Percentage").

      4.2 Computation of Pro-rata Percentage. The initial Pro-rata Percentage shall be __ percent, and shall be subject to change pursuant to the terms of these Procedures and the PI Trust Agreement if the Trustees determine that an adjustment is required. No less frequently than once every three years, commencing with the first day of January occurring after the Plan is consummated, the Trustees shall reconsider the determination of the Pro-rata Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Pro-rata Percentage if necessary with the consent of the TAC and the Legal Representative. The Trustees shall also reconsider the determination of the Pro-rata Percentage in the interim if requested to do so by the TAC or the Legal Representative. The Trustees must base their determination of the Pro-rata Percentage on current estimates of the number, types, and values of present and future Level One and, when payable, Level Two Claims as well as the value and liquidity of the assets then available to the PI Trust for their payment, as well as all anticipated administrative and legal expenses and any other material matters that are reasonable and likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of PI Trust Claims. When making these determinations, the Trustees shall exercise common sense and flexibly evaluate all relevant factors.

      4.3 Payments to Claimants Based on Current Pro-rata Percentage. No holder of a PI Trust Claim shall receive a payment that exceeds the PI Trust's most recent determination of the Pro-rata Percentage multiplied against the relevant liquidated value of the claim. If a redetermination of the Pro- rata Percentage has been proposed in writing by the Trustees to the TAC and the Legal Representative but has not yet been adopted, the claimant shall receive the lower of the current Pro- rata Percentage or the proposed Pro-rata Percentage. However, if the proposed Pro-rata Percentage was the lower amount but is not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Pro-rata Percentage was the higher amount and is subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.

                                    SECTION V

                      Claims Types: Processing and Payment

      5.1 Levels of Claims. There are two levels of PI Trust claims, each comprised of categories of injuries, as defined below.

            (a) Level One Claims. Level One Claims encompass four discrete categories of asbestos-related tort claims that meet the disease criteria set forth on Schedule A hereto. These are Category I - Malignant Mesothelioma; Category II - Lung Cancer; Category III - Other Cancer; and Category IV - Severely Disabling Asbestosis. The liquidated values for claims in these Categories are set forth on Schedule B attached hereto.

            (b) Level Two Claims. Level Two Claims encompass two categories of asbestos-related tort claims. These are Category V - Other Asbestosis; and Category VI - Pleural Disease. The disease criteria and liquidated values for claims in these Categories shall be established by the Trustees at the time it is determined pursuant to section 5.2 below that the PI Trust shall commence processing and paying Level Two Claims.

      5.2 Processing and Paying Claims. Consistent with the principles set forth in section II above, the Trust will make initial distributions only to holders of Level One Claims, from the assets of the PI Trust as of the Effective Date including without limitation tax refunds to be turned over by Reorganized Raytech when received. Holders of Level Two Claims will be entitled to submit their claims for payment to the PI Trust in accordance with the provisions of this section only after the Trustees have determined, with the consent of the TAC and the Legal Representative, that the PI Trust has received sufficient additional assets to begin processing and paying the claims of Level Two claimholders.

            (a) Liquidated Claims.

                  (1) Processing. PI Trust Claims that have been liquidated by nonappealable judgment or settlement will be accepted as valid claims by the PI Trust. Liquidated PI Trust Claims shall require no processing other than (i) verification of the holder's identity, (ii) certification as to diagnosis of a Level One disease category, (iii) payment of the claim, (iv) release of the PI Trust, and (v) assignment to the PI Trust of any proof of claim the holder may have against Raymark.

                  (2) Liquidated Values. The liquidated value of a Liquidated PI Trust Claim shall be the amount shown on Schedule B for the claim's disease category. This liquidated value shall be multiplied by the applicable Pro-rata Percentage to determine the amount to be distributed in respect of the claim.

                  (3) Marshalling. Holders of Liquidated PI Trust Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the PI Trust. In the event that such security or surety is insufficient to pay the holder of a Liquidated PI Trust Claim the amount shown on Schedule B for the relevant Asbestos-Related Disease Category multiplied by the applicable Pro-rata Percentage, the PI Trust shall pay the claimant that deficiency.

            (b) Unliquidated Claims. As a general matter, these Procedures provide a separate liquidated value for each Level One disease category set forth in Schedule A. These liquidated values, which are set forth on Schedule B, are based upon an evaluation of exposure, loss, damages, injury, and other factors determinative of claim value according to applicable tort law. These liquidated values shall be adjusted every three years to reflect increases in the Consumer Price Index in the interim. A claimant who holds an unliquidated PI Trust Claim will receive payment equal to the liquidated value for the relevant disease category multiplied by the Pro-rata Percentage.

                  (1) Eligibility. To ensure that only valid claims receive payments through these Procedures, a claimant must provide the claim form described in section 6.2 below, which form shall indicate whether the claimant was exposed to a Raymark asbestos-containing product or whether the claimant is asserting the claim based on conspiracy grounds. The claimant shall also submit a medical diagnosis that could be introduced as evidence in the tort system that links exposure to asbestos to an asbestos-related disease that meets the criteria for one of the Level One disease categories set forth on Schedule A or for one of the Level Two disease categories as defined by the Trustees. If a holder of a non-malignant Category IV, V or VI disease claim is subsequently diagnosed with an asbestos-related cancer disease described in Category I, Category II or Category III of Schedule A, that claimant may subsequently assert a second PI Trust Claim for such cancer disease which shall be treated as a new claim for purposes of establishing the claimant's place in the FIFO queue. However, any additional payment to which the claimant may be entitled with respect to the new cancer-related PI Trust Claim shall be reduced by any amount the claimant was paid in respect of the prior non-malignant claim.

                  (2) Rejection of Claim. The PI Trust can reject a PI Trust Claim where the information provided by the claimant is insufficient to determine whether the claim meets the requirements of one of the Asbestos-Related Disease Categories set forth on Schedule A, where the claim has novel, unusual, or unexpected combinations of asbestos exposures and claimed medical findings, or pursuant to section 7.3 below.

                  (3) Processing, Payment and Liquidation. PI Trust Claims shall be processed and liquidated in FIFO order; provided, however, that no Level Two Claim will be received, processed or liquidated until the Trustees have determined, with the consent of the TAC and the Legal Representative, that the PI Trust has received sufficient additional assets to enable it to begin processing and paying Level Two Claims. Payments to holders of PI Trust Claims generally will be made in the same order in which claims are liquidated. However, as provided in sections 7.2 and 7.4 below, the Trustees may modify, with the consent of the TAC and the Legal Representative, the timing and the appropriate method for making payments. Such modifications may include a method for payment on an installment basis, in which case any installment payment shall be subject to the Pro- rata Percentage in effect at the time such installment payment is made.

                  (4) Resolution of Disputes Concerning Claims Classification. A holder of an PI Trust Claim may dispute only (1) the classification of the claim, or the refusal to classify a claim, in one of the Asbestos-Related Disease Categories described on Schedule A, and/or (2) the claim's eligibility to be classified as (a) an Extraordinary PI Trust Claim as described in section 5.3, (b) an Exigent Health Claim as described in section 5.4(a) below, or (c) an Extreme Hardship Claim as described in section 5.4 (b) below. No other issues, particularly including the Pro-rata Percentage, the liquidated values as set forth on Schedule B, or the resulting distribution amounts offered for each category, shall be subject to dispute. A claimant who disputes the PI Trust's classification of the claim as described above has three mutually exclusive options. The claimant may (i) request binding arbitration pursuant to alternative dispute resolution procedures to be adopted by the PI Trust with the consent of the TAC and the Legal Representative, or (ii) request a Trustee Conference as described in section 5.2(b)(5) below, or (iii) commence a lawsuit in the tort system as described in section 7.6 below. If the claimant wishes to request either binding arbitration or a Trustee Conference, that request must be made within six months of the Trustees' offer in accordance with section 6.3 below.

                  (5) Trustee Conference Process. For purposes of this provision, the claimant will have the option of conferring with a Trustee designated by the PI Trust. The process shall be initiated by the submission to the designated Trustee of a copy of the claim, any documents submitted previously in support of the claim and the response of the PI Trust, a statement by the claimant of the classification requested for the claim consistent with the provisions of section 5.2(b)(4) above, and any further documentary evidence that the claimant or the PI Trust believes relevant. If based on review of the documentary evidence the Trustee does not determine the matter in favor of the claimant, then the claimant is entitled to a telephone conference with the Trustee, or a meeting with the Trustee at a location designated by the Trustee. The Trustee's decision as to the classification of the claim in a particular Asbestos-Related Disease Category and/or classification of the claim for extraordinary, exigent, or extreme hardship treatment shall be final.

                  (6) Full Releases and Assignments of Raymark Claims. Holders of PI Trust Claims who receive a payment for the liquidated value of their claims shall execute and deliver to the PI Trust (i) a release in a form satisfactory to the Trustees and (ii) an assignment of any claim or proof of claim against Raymark. Such claimants may not thereafter file a new PI Trust Claim except as provided in section 5.2(b)(1) above.

      5.3 Extraordinary PI Trust Claims. In the extraordinary situation in which a claimant satisfactorily demonstrates in a declaration or affidavit made under penalty of perjury that he or she was exposed only to Raymark asbestos-containing products, the claimant's PI Trust Claim may be classified as an Extraordinary PI Trust Claim. In processing such claims, the PI Trust may require the claimant to authorize release of information from other trusts or organizations established to satisfy personal injury claims based on exposure to asbestos-containing products (hereinafter "asbestos claims resolution organizations") regarding any claims filed by the claimant with such other trusts or organizations. A claimant who holds an Extraordinary PI Trust Claim shall receive five times the liquidated value shown on Schedule B for the relevant Asbestos-Related Disease Category multiplied by the applicable Pro-rata Percentage.

      5.4 Exigent Health and Extreme Hardship Claims. At any time the Trustees may liquidate and pay certain PI Trust Claims that qualify as Exigent Health Claims and Extreme Hardship Claims, as defined in this section 5.4. These PI Trust Claims may be considered separately no matter what the order of processing otherwise would have been under these Procedures.

            (a) Exigent Health Claims. A PI Trust Claim qualifies as an Exigent Health Claim if the claim meets the disease criteria set forth on Schedule A hereto for Category I - Malignant Mesothelioma or the claimant provides a declaration or affidavit made under penalty of perjury by a physician who has examined the claimant within one hundred twenty days of the date of declaration or affidavit in which the physician states (i) that there is substantial medical doubt that the claimant will survive beyond six months from the date of the declaration or affidavit, and (ii) that the claimant's terminal condition is caused by a Category II - Lung Cancer, Category III - Other Cancer, or Category IV - Severely Disabling Asbestosis disease.

            (b) Extreme Hardship Claims. A PI Trust Claim qualifies for payment as an Extreme Hardship Claim if the Trustees, in their sole discretion, determines (i) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and
(ii) that there is a causal connection between the claimant's dire financial condition and the claimant's Category I, Category II, Category III or Category IV disease.

      5.5 Asbestos Personal Injury Contribution Claims. Asbestos Personal Injury Contribution Claims, as defined by the Plan and asserted against the Trust based upon theories of contribution or indemnification, may not be processed or paid by the PI Trust unless and until (i) such claim was filed by the applicable Bar Date established by the Plan, and (ii) the holder of such claim (the "Contribution Claimant") establishes to the satisfaction of the Trustees that
(a) the Contribution Claimant has paid in full the liability and obligations of the Trust to the direct claimant to whom the Trust would otherwise have had a liability or obligation under these Procedures, and (b) the direct claimant and the Contribution Claimant have forever released the Trust from all liability to the direct claimant. In no event shall any Contribution Claimant have any rights against the Trust superior to the rights of the related direct claimant against the Trust, including any rights with respect to the timing, amount or manner of payment. The Trust shall not pay any Contribution Claimant unless and until the Contribution Claimant's aggregate liability for the direct claimant's claim has been fixed, liquidated and paid by the Contribution Claimant by settlement (with an appropriate release in favor of the Trust) or a Final Order (as defined in the Plan). In any case where the Contribution Claimant has satisfied the claim of a claimant against the Trust by way of a settlement, the Contribution Claimant shall obtain for the benefit of the Trust a release in form and substance satisfactory to the Trustees. The Trustees may develop and approve a separate proof of claim form for Asbestos Personal Injury Contribution Claims.

      Asbestos Personal Injury Contribution Claims which have not been disallowed, discharged, or otherwise resolved by prior order of the Court, shall be processed in accordance with procedures to be developed and implemented by the Trustees, which procedures (a) shall determine the validity and allowability of such claims consistent with section 502(e) of the Bankruptcy Code; (b) shall allow Contribution Claimants to select either binding arbitration or a Trustee Conference or resort to the tort system for resolution of those specific disputes concerning disease categorization or other treatment of PI Trust Claims described in section 5.2(b)(4) above; and (c) shall otherwise provide the same processing and payment to the holders of such claims as the Trust would have afforded the holders of the underlying valid PI Trust Claims.

                                   SECTION VI

                                Claims Materials

      6.1 Claims Materials. The PI Trust shall prepare suitable and efficient claims materials ("Claims Materials"), and shall provide such Claims Materials upon a written request for such materials to the PI Trust.

      6.2 Content of Claims Materials. The Claims Materials shall include a copy of these Procedures, such instructions as the Trustees shall approve, and a proof of claim form. If feasible, the forms used by the PI Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant's attorney, the PI Trust may obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the PI Trust shall inform the claimant that it plans to obtain information as available from such other organization unless the claimant objects in writing or provides such information directly to the PI Trust. If requested by the claimant, the PI Trust shall accept information provided electronically. The claimant may, but will not be required to, provide the PI Trust with evidence of recovery from other asbestos claims resolution organizations.

      6.3 Withdrawal of Claim. A claimant can withdraw a PI Trust Claim at any time upon written notice to the PI Trust and file another claim subsequently, but any such claim filed after withdrawal shall be given a FIFO date based on such subsequent filing. A claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration, a Trustee Conference, or a lawsuit in the tort system within six months of the PI Trust's offer of payment or rejection of the claim. Upon written request and good cause, the PI Trust may extend this period for an additional six months.




                                  SECTION VII

              General Guidelines for Liquidating and Paying Claims

      7.1 Showing Required. To Establish a valid PI Trust Claim, a claimant must
(i) certify exposure to a Raymark asbestos- containing product or reliance on a conspiracy theory of jurisprudence sufficient to establish liability of Raymark, or both, and (ii) submit a medical report from a qualified physician that (a) results from a physical examination by the physician and (b) contains a diagnosis of an asbestos-related disease that meets the Level One criteria set forth on Schedule A or the Level Two criteria established by the Trustees. The PI Trust may require the submission of x-rays, laboratory tests, medical examinations or reviews, other medical evidence, or any other evidence to support or verify the PI Trust Claim and require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.

      7.2 Discretion To Alter Order of Processing Or To Suspend Payments. In the event that the PI Trust faces temporary periods of limited liquidity, the Trustees may, after consultation with the TAC and the Legal Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether.

      7.3 Costs Considered. Notwithstanding any provisions of these Procedures to the contrary, the Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid PI Trust Claims so that the payment of valid PI Trust Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a PI Trust Claim. The Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the PI Trust so that valid PI Trust Claims are not further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustees, in appropriate circumstances, from contesting the validity of any claim against the PI Trust whatever the costs, or to decline to accept medical evidence from sources that the Trustees have determined to be unreliable as described in section 7.9 below.

      7.4 Discretion to Vary Payments. Consistent with the provisions hereof, the Trustees shall proceed as quickly as possible to liquidate claims, and shall make payments to holders of PI Trust Claims in accordance with these Procedures promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner. Because the PI Trust's income over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Trustees, the purposes of the PI Trust, and the practical limitations imposed by the inability to predict the future with precision.

      7.5 Punitive Damages. In determining the value of any liquidated or unliquidated PI Trust Claim, punitive damages shall not be considered or allowed, notwithstanding their availability in the tort system. Pre-judgment interest, post-judgment interest, interest on deferred payments, or any other type of interest, delay damages, or similar damages associated with PI Trust Claims, shall not be paid or allowed.

      7.6 Suits in the Tort System. If the holder of a disputed PI Trust Claim disagrees with the rejection or categorization of the holder's claim by the PI Trust, and if the holder has not submitted the claim to binding arbitration as provided in section 5.2(b)(4) above or elected a Trustee Conference as provided in section 5.2(b)(5) above, the holder may file a lawsuit against the Trust in any court in which a case could have been instituted in the absence of the Chapter 11 proceeding. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. The Chapter 11 Case and these Procedures shall have no effect on trial venue or choice of laws. All defenses (including, with respect to the PI Trust, all defenses which could have been asserted by Raymark or Raytech, except for defenses based on statutes of limitations and repose as provided in section 2.3 above) that exist under applicable law shall be available to both sides at trial; however, the PI Trust may waive any defense or concede any issue of fact or law. The death of a claimant while his/her lawsuit is pending against the PI Trust shall not reduce the value of a deceased claimant's PI Trust Claim, notwithstanding applicable state law to the contrary.

      7.7 Effect of Judgments for Money Damages.

            (a) PI Trust Claims. A holder of a PI Trust Claim who, in accordance with these Procedures, resorts to the legal system and obtains a final, nonappealable judgment for money damages shall be paid, when funds are reasonably available, the applicable Pro-rata Percentage of the liquidated value for the relevant Asbestos-Related Disease Category as set forth on Schedule B from time to time amended. No post-judgment interest shall accrue on any such amounts.

            (b) Extraordinary PI Trust Claims. A holder of an Extraordinary PI Trust Claim who, in accordance with these Procedures, resorts to the legal system and obtains a final, nonappealable judgment for money damages will be paid, when funds are reasonably available, the appropriate Pro-rata Percentage of said five times the liquidated value of the claim as set forth on Schedule B from time to time amended. No post-judgment interest shall accrue on such amount.

      7.8 Releases. The Trustees shall have the discretion to determine the form and nature of the releases given to the PI Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the PI Trust. As a condition to making any payment to a claimant, the PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.

      7.9 Auditing, Monitoring and Verifying. The Trustees may conduct random or other audits to verify information submitted in connection with these Procedures. In the event that an audit reveals that invalid information has been provided to the PI Trust, the Trustees may penalize any claimant or claimant's attorney by disallowing the PI Trust Claim or seeking sanctions from the Bankruptcy Court including, but not limited to, requiring the source of the invalid information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants' PI Trust Claims, raising the level of scrutiny of additional information submitted from the same source or sources, or seeking the prosecution of the claimant or claimant's attorney for presenting a fraudulent claim in violation of 18 U.S.C. Sec. 152. The PI Trust may develop methods for auditing the reliability of medical evidence, including independent reading of x-rays. If its audits show an unacceptable level of reliability for medical evidence submitted by specific doctors or medical facilities, the PI Trust may refuse to accept medical evidence from such doctors or facilities.

      7.10 Third-Party Services. Nothing in these Procedures shall preclude the PI Trust from contracting with another asbestos claims resolution organization to provide services to the Trust so long as decisions about the allowability and value of claims are based on (i) the provisions of these Procedures, and (ii) the Asbestos-Related Disease Categories and liquidated values for such Categories set forth on Schedules A and B, respectively.




                                  SECTION VIII

                                 Miscellaneous

      8.1 Amendments. The Trustees may amend, modify, delete, or add to any of these Procedures (including, without limitation, amendments to conform these Procedures to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the TAC and the Legal Representative pursuant to the Consent Process set forth in sections 5.7(b) and 6.6(b) of the PI Trust Agreement.

      8.2 Severability. Should any provision contained in these Procedures be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of these Procedures.

      8.3 Governing Law. These Procedures shall be governed by, and construed in accordance with, the laws of the State of ______________.

                                   SCHEDULE A

                   SCHEDULED ASBESTOS PERSONAL INJURY CLAIMS

              CRITERIA FOR EACH ASBESTOS-RELATED DISEASE CATEGORY


      Category I - Malignant Mesothelioma:

            The malignant mesothelioma category shall have the following requirements:

            A diagnosis by a board-certified pathologist of diffuse malignant mesothelioma with a primary site in the pleura or peritoneum or reasonable equivalent clinical diagnosis in the absence of tissue for pathological diagnosis.

      Category II - Lung Cancer

            The lung cancer category shall have the following requirements:

            A diagnosis of primary lung carcinoma that is asbestos- related by a physician who is board certified in the field of oncology, pulmonology, pathology or occupational medicine,

            And one of the following:

            (i) At least five (5) years of occupational exposure to asbestos-containing materials in employment regularly requiring work in the immediate area of visible asbestos dust; or

            (ii) A medical report demonstrating the existence of interstitial lung disease; or

            (iii) A medical report demonstrating the existence of pleural disease (thickening or plaques); or

            (iv)   Pathological evidence of asbestosis;

            And evidence of a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer.

      Category III - Other Cancer

            The other cancer category shall have the following requirements:

            A diagnosis by a physician who is board certified in the field of oncology, pulmonology, pathology or occupational medicine of a malignant primary tumor originating in the larynx, pharynx, stomach, esophagus, colon, kidney, lymphoma, myelona or rectum caused or contributed to by asbestos exposure,

            And one of the following:

            (i) At least five (5) years of occupational exposure to asbestos-containing materials in employment regularly requiring work in the immediate area of visible asbestos dust; or

            (ii) A medical report demonstrating the existence of interstitial lung disease; or


            (iii) A medical report demonstrating the existence of pleural disease (thickening or plaques); or

            (iv)   Pathological evidence of asbestosis;

            And evidence of a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the cancer.

      Category IV - Severely Disabling Asbestosis

            The severely disabling asbestosis category shall have the following requirements:

            In the case of a deceased claimant, a certification by a physician who is board certified in the field of pulmonology, pathology or occupational medicine that an asbestos-relating disease was a substantial contributing cause of death;

            Or in the case of a living or deceased claimant,

            (i)    Evidence of an ILO rating of 2/1 or greater; and

            (ii) Evidence of lung capacity of 70% or less based on acceptable PFT measurements, e. g., Forced Vital Capacity (FVC), Total Lung Capacity (TLC) or Diffusing Capacity (DLCO); and

            (iii) Certification by an examining physician that the claimant is totally disabled as a result of an asbestos-related disease.

            And in either case, evidence of a 10-year latency period between the date of first exposure to asbestos and the date of diagnosis of the asbestosis.

                                   SCHEDULE B

                   SCHEDULED ASBESTOS PERSONAL INJURY CLAIMS

          LIQUIDATED VALUE FOR EACH ASBESTOS-RELATED DISEASE CATEGORY <F1>




                  Category I - Malignant Mesothelioma           $70,000

                  Category II - Lung Cancer                     $31,000

                  Category III - Other Cancer                   $14,000

                  Category IV - Severely Disabling Asbestosis   $30,000




























---------------
<F1>
To be adjusted every three (3) years to reflect any increases in the Consumer Price Index in the interim.

                                   EXHIBIT F

                                    FORM OF
                        TAX REFUND ASSIGNMENT AGREEMENT

                     TAX BENEFITS ASSIGNMENT AND ASSUMPTION
                                    AGREEMENT

      This TAX BENEFITS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made between Raytech Corporation, a Delaware corporation, and its successors or assigns ("Raytech"), and the Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust" and the "Assignee") as of this ___ day of ____________, 2000.

                              W I T N E S S E T H:

      WHEREAS, on March 10, 1989, Raytech filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code");

      WHEREAS, in connection therewith, Raytech submitted a Plan of Reorganization (the "Plan") to the United States Bankruptcy Court for the District of Connecticut (the "Bankruptcy Court");

      WHEREAS, the Bankruptcy Court has entered an order confirming the Plan (the "Confirmation Order");

      WHEREAS, the Confirmation Order has become a Final Order; and

      WHEREAS, substantial Tax Benefits (as such term is defined below) are expected to become available to Raytech as a result of implementation of the Plan and this Agreement;

      WHEREAS, it is intended under the Plan and by the parties to this Agreement that such Tax Benefits inure and be paid directly or indirectly to the Unsecured Creditors (as such term is defined below);

      WHEREAS, pursuant to the Plan, Raytech is obligated to assign those Tax Benefits to and for the benefit of the Unsecured Creditors; and

      WHEREAS, the parties desire to cooperate in the handling of all Tax matters including, without limitation, the preparation of Tax Returns (as those terms are defined below).

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Defined Terms. For purposes of this Agreement the following terms shall have the meanings indicated below. All other capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference.

      A. "Tax" means any foreign, federal, state and local tax with respect to which Raytech may be liable for any period preceding, including, ending on, or beginning the day after, the Effective Date.

      B. "Tax Benefits" mean any Tax Refund, Future Year Tax Benefit, or Other Tax Benefit (as those terms are defined below).

      C. "Tax Refund" means any refund of Tax as a result of any deduction or loss related to the transfer of New Raytech Common Stock and Available Cash directly or indirectly to the Unsecured Creditors, or arising out of any Future Tax Benefit or Other Tax Benefit, reduced by the amount of any Tax assessment or similar proceeding affecting the amount of the Tax Refund.

      D. "Future Year Tax Benefit" means an amount equal to any Tax savings or benefits realized by Raytech as a result of a Tax deduction or Tax credit arising out of implementation of the Plan or this Agreement that is recognized in and allocable to a taxable year beginning with the taxable year following the taxable year in which the Effective Date occurs (the "Future Year"), reduced by the amount of any Tax assessment or similar proceeding affecting the amount of the Future Year Tax Benefits.

      E. "Other Tax Benefit" means an amount equal to any Tax savings or benefits realized by Raytech as a result of a Tax deduction or Tax credit arising out of implementation of the Plan or this Agreement that does not constitute a Tax Refund or Future Year Tax Benefit that is recognized in and allocable to any taxable year including the taxable year in which the Effective Date occurs, reduced by the amount of any Tax assessment or similar proceeding affecting the amount of the Other Tax Benefit.

      F. "Tax Returns" means for all foreign, federal, state and local Tax purposes, all consolidated, combined or separate foreign, federal, state and local Tax returns for any period preceding, including, ending on, or beginning the day after, the Effective Date.

      G. "Holdback Amount" means a 30 percent (30%) interest in any Tax Benefit, which interest shall be retained by Raytech during the Holdback Period.

      H. "Holdback Period" means with respect to each Holdback Amount the period commencing on the date on which the Tax Benefit giving rise to such Holdback Amount is required to be paid over to the Assignee pursuant to Section V below and ending upon the earlier of (i) the end of the day on which the Federal statutory period of limitations on assessment with respect to such Tax Benefit expires, or (ii) the date on which a determination of Tax liability by the Internal Revenue Service, similar state or local agency, or a court affecting the amount of such Tax Benefit becomes final.

      I. "Unsecured Creditors" means the holders of PI Trust Claims, the holders of Environmental Claims and the holders of any other Allowed Unsecured Claims, collectively.

II. Tax Reporting. Raytech shall, for all Tax purposes, report the transactions implemented pursuant to the Plan and this Agreement in the manner that Raytech, the Assignee and their tax advisors reasonably determine provides all Tax Benefits to Raytech permitted under the applicable Tax law. Without limitation, this reporting obligation shall apply to all Raytech Tax Returns.

III. Obtaining Tax Refunds. Unless otherwise determined by Raytech, the Assignee and their tax advisors, Raytech shall carry back that amount of the net operating losses arising as a result of implementation of the Plan and this Agreement required to offset income earned in, and to obtain Tax Refunds with respect to, taxable years ending on or before or following or including the Effective Date. The taxable years to which the net operating losses are to be carried back and the income which is to be offset by the carryback of the net operating losses shall be determined by Raytech, the Assignee and their tax advisors in a manner (i) that is consistent with the manner in which Raytech, the Assignee and their its tax advisors reasonably determine to report the transactions implemented pursuant to the Plan and this Agreement, and (ii) that seek an appropriate amount of Tax Refunds as reasonably determined by Raytech, the Assignee and their tax advisors to be available under law. Raytech shall take all reasonable actions necessary to obtain such Tax Refunds as expeditiously as possible including, without limitation, the prompt filing of tentative carryback adjustments pursuant to section 6411 of the Internal Revenue Code and the regulations thereunder and/or the prompt filing of amended Tax Returns and/or refund claims with the particular procedures(s) for obtaining the Tax Refunds reasonably to be determined by Raytech, the Assignee and their tax advisors.

IV. Assumption by Assignee of Tax Benefits Obligations. The Assignee on behalf of the Unsecured Creditors hereby (i) accepts assignment of all of Raytech's right, title and interest in and to the Tax Benefits, subject to Raytech's retention of the Holdback Amount, and (ii) assumes and shall fully and punctually pay, perform, discharge and observe any and all obligations or liabilities to be paid, performed, discharged and observed on the part of Raytech arising from and after the date hereof in respect of the Tax Benefits.

V. Assignment and Pay Over of Tax Benefits to Assignee. Subject to Raytech's retention of the Holdback Amount, Raytech hereby transfers, assigns and sets over to the Assignee on behalf of the Unsecured Creditors and each of their successors and assigns, all of Raytech's right, title and interest in and to the Tax Benefits, which shall be shared among such Unsecured Creditors as provided under the terms of the Plan and the Governments' Settlement Agreement. In the case of each Tax Benefit, (i) to the extent that it generates a Tax Refund that is received by Raytech or any affiliate, the amount of such Tax Refund less the Holdback Amount shall be paid over to the Assignee by wire transfer within three
(3) business days following the date that the Refund amount becomes available for disbursement by Raytech; and (ii) to the extent that it generates a Future Year Tax Benefit or Other Tax Benefit that results in a tax savings to Raytech or any affiliate, the amount of such savings less the Holdback Amount shall be paid over to the Assignee by wire transfer within three (3) business days following the date that the tax savings is realized by Raytech through a reduction in its estimated or actual tax payments.

VI. Pay Over of Tax Benefits to Unsecured Creditors. Within three (3) business days following the receipt of any Tax Benefit from Raytech or an affiliate of Raytech, the Assignee shall pay over to the other Unsecured Creditors, in the manner provided by the terms of the Plan and the Governments' Settlement Agreement, their respective shares of the Tax Benefit, less any Holdback Amount, plus any accrued interest on their respective shares, and shall retain the balance of the Tax Benefit, plus any accrued interest on that balance, in respect of its own share.

VII. Holdback. During any Holdback Period (i) the Holdback Amount will be held in a segregated, interest-bearing, account at a national banking institution,
(ii) Raytech shall apply the Holdback Amount solely to satisfy (a) amounts payable, if any, in respect of the Assignee's indemnification obligations pursuant to Section XV hereof, and (b) any Tax assessment or similar proceeding affecting the amount of the Tax Benefit that gave rise to the Holdback Amount, and (iii) interest earned on the Holdback will be taxable to the Assignee.

VIII. Pay Over of Holdback Amount to Assignee. Within three (3) business days following the expiration of any Holdback Period, Raytech shall pay over the Holdback Amount, plus all accrued interest thereon, to the Assignee for redistribution to the Unsecured Creditors pursuant to the terms of the Plan and the Governments' Settlement Agreement.

IX. Pay Over of Holdback Amount to Unsecured Creditors. Within three (3) business days following receipt of any Holdback Amount from Raytech following the expiration of a Holdback Period, the Assignee shall pay over to the other Unsecured Creditors, in the manner provided by the terms of the Plan and the Governments' Settlement Agreement, their respective shares of the Holdback Amount, plus any accrued interest on their respective shares, and shall retain the balance of the Holdback Amount, plus any accrued interest on that balance, in respect of the PI Trust's share.

X. Security Interest in Holdback Amounts. In order to secure the obligations of Raytech to pay over the Holdback Amounts (and any accrued interest thereon) to the Assignee pursuant to the Plan and this Agreement, Raytech hereby grants to the Assignee a first priority security interest in and lien on such Holdback Amounts (and any interest thereon) and in any proceeds thereof. If requested by the Assignee, Raytech shall execute such financing statements and other documents and take such other actions as, in the determination of the Assignee and its advisors, are necessary and appropriate to perfect such security interest. Upon any default of the obligations to pay over the Holdback Amounts (and any interest thereon) pursuant to this Agreement, in addition to any other rights the Assignee may have under applicable law or equity, the Assignee may foreclose upon the collateral and shall have all the rights and remedies provided a secured party under applicable law. Except as provided in this Agreement, Raytech may not transfer, assign, use, pledge, grant a security interest in, or otherwise encumber or alienate the Holdback Amounts (or any interest thereon) or its right to receive and hold the Holdback Amounts (or any interest thereon) for the benefit of the Unsecured Creditors.

XI. Dispute Resolution. If the parties to this Agreement and their tax advisors cannot agree on an amount or matter which this Agreement specifies is to be determined by agreement of the parties and their tax advisors, the dispute shall be resolved by a nationally recognized certified public accounting firm which is selected by the parties to the dispute and which is not the regular accounting firm for Raytech or the Assignee (the "National Firm"). The fees, expenses and costs of the National Firm shall be shared equally by the parties to the dispute. The determination of the National Firm shall be final.

XII. Cooperation. The parties hereto agree to cooperate with each other to carry out the purposes and intent of this Agreement including, without limitation, the following:

      A. The Assignee and its tax advisors shall be entitled to review and participate in the preparation of all tax returns (including amended tax returns) or other tax-related documents of Raytech that, directly or indirectly, have any bearing on the rights or obligations provided for in this Agreement, and no such tax returns or tax-related documents shall be finalized and/or filed without the prior approval of the Assignee and its tax advisors, which shall not be unreasonably withheld. To the extent reasonable, such approval (or disapproval) shall be made in a timely manner so as not to impede the ability to timely file such tax returns or tax-related documents.

      B. Subject to reasonable advance notification in writing, the Assignee and its tax advisors shall have access to (or be entitled to copies of) all books and records of Raytech and of any other person or entity who may become a party to this Agreement, which relate, directly or indirectly, to the right or obligations provided for in this Agreement.

      C. During normal business hours and subject to reasonable advance notification in writing, the Assignee and its tax advisors shall have the right to interview appropriate personnel of Raytech and of any other person or entity who may become a party to this Agreement concerning matters which relate, directly or indirectly, to the rights or obligations provided for in this Agreement.

      D. If Raytech or the Assignee receives any notice, inquiry, assessment or other correspondence from a taxing authority relating, directly or indirectly, to the rights or obligations provided for in this Agreement, such party shall immediately inform (and provide copies of such correspondence to) the other and any other person or entity that may become a party to this Agreement.

      E. The Assignee and its tax advisors shall be entitled to participate in any audit or investigation by, or in any controversy or other dealings with any taxing authority relating, directly or indirectly, to any matter covered by this

Agreement and such matter shall be not be settled, resolved or otherwise handled without the prior approval of the Assignee and its tax advisors, which shall not be unreasonably withheld. Upon the receipt by the Assignee and its tax advisors of a request for such approval, Assignee and its tax advisors shall, to the extent reasonable, respond in a timely manner so as not to delay the resolution or other handling of the matter.

XIII. Representations and Warranties of Raytech. Raytech hereby represents and warrants to the Assignee for the benefit of the Unsecured Creditors that:

      A. Organization and Good Standing. Raytech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

      B. Corporate Power and Enforceability. This Agreement has been duly authorized, executed and delivered by Raytech and is a legal, valid and binding obligation of Raytech, enforceable against Raytech in accordance with its terms, except as rights to indemnity may be limited by Federal or state securities laws and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      C. No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not (i) violate any provision of any law, rule or regulation, or any order, writ, judgment, decree, determination or award having applicability to Raytech, the violation of which would have a material adverse effect on Raytech's business, operations or assets, or (ii) conflict with or result in a breach of or constitute a default under the certificate of incorporation or by-laws or other document of similar import of Raytech, or materially conflict with or result, or, with or without the giving of notice or the lapse of time or both, would result, in a breach of or constitute a default under any indenture, loan or credit agreement or any other material agreement or instrument to which Raytech is a party or by which Raytech or any of its properties may be bound or affected.

XIV. Representations and Warranties of the Assignee.

      A. Power and Enforceability. The Assignee has full power and authority to act on behalf of the Unsecured Creditors with respect to this Agreement. This Agreement has been duly authorized, executed and delivered by the Assignee and is a legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except as rights to indemnity may be limited by Federal or state securities laws and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      B. No Conflicts. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not (i) violate any provision of any law, rule or regulation, or any order, writ, judgment, decree, determination or award having applicability to the Assignee, the violation of which would have a material adverse effect on the Assignee's operations or assets, or (ii) conflict with or result in a breach of or constitute a default under the organizational documents of the Assignee, or materially conflict with or result, or, with or without the giving of notice or the lapse of time or both, would result, in a breach of or constitute a default under any indenture, loan or credit agreement or any other material agreement or instrument to which the Assignee is a party or by which the Assignee or its properties may be bound or affected.

XV. Indemnity. The Assignee shall indemnify, hold harmless and defend Raytech and its respective officers, directors, shareholders, employees and agents (each, an "Indemnified Party"), from and against any and all liabilities, losses, damages, claims, investigations, causes of action and expenses (including reasonable attorneys' fees and disbursements), incurred by any Indemnified Party based upon, arising out of or otherwise relating to (i) any breach of any representation, warranty, covenant or agreement of the Assignee contained in this Agreement, or (ii) any third party claims based upon, arising out of or otherwise relating to the Tax Benefits, or the execution by the Assignee of this Agreement or any of the other agreements executed in connection herewith. Notwithstanding anything contained herein to the contrary, the Assignee's maximum aggregate liability for all claims for indemnification pursuant to this Section XIV shall be limited to the funds then held as the Holdback Amount pursuant to Section VII hereof.

XVI. General.

      A. Notices. All notices, demands, requests or other communications provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by personal delivery, by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by sending the same by facsimile transmission or by a nationally recognized overnight delivery service, as follows:

                  If to Raytech:
                  Raytech Corporation
                  Four Corporate Drive, Suite 295
                  Shelton, Connecticut 06484-0240
                  Attention: LeGrande L. Young
                  Facsimile: 203-925-8088

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Attention:  Daniel H. Golden
                  Facsimile:  212-872-1002


                  If to the Assignee:




                  with a copy to:





or to such other address or facsimile number as any party may designate by notice so served upon the other party. All notices, demands, requests or other communications sent by mail shall be effective and deemed served three (3) business days after being deposited in the United States mail. All notices, demands, requests or other communications sent by overnight delivery service shall be effective and deemed served on the first business day after being deposited with such overnight delivery service. All notices, demands, requests or other communications sent by facsimile shall be effective and deemed served on the date of the facsimile confirmation.

      B. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior agreements and understandings among the parties with respect thereto, and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

      C. Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      D. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto.

      E. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of ______________ without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      F. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties hereto understand that the federal, state, and local laws and regulations applicable to this Agreement may be amended from time to time and agree to execute any amendments to this Agreement necessary to maintain compliance with those laws and regulations.

      G. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

      H. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

      I. Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. References to this Agreement include this Agreement as it may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof. A reference to any law shall mean that law as it may be amended, modified or supplemented from time to time, and any successor law.

      J. Pronouns. All terms and words used in this Agreement shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the required number and gender.

      K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. L. Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       RAYTECH CORPORATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:




                                        Assignee on behalf of itself and the
                                        Unsecured Creditors



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT G

                                    FORM OF
                            SHAREHOLDERSS' AGREEMENT

                             SHAREHOLDERS' AGREEMENT



      THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ________, 2001, by and among The Raytech Corporation Asbestos Personal Injury Settlement Trust (the "PI Trust"), Murray Drabkin, not individually but solely as the Shareholder Representative (as such term is defined in Raytech Corporation's Second Amended Plan of Reorganization), and Raytech Corporation ("Raytech").

                                R E C I T A L S:

      WHEREAS, Raytech has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States District Court for the District of Connecticut, known as In re Raytech Corporation, Debtor, Case No. 5-89-00293; and

      WHEREAS, Raytech Corporation's Second Amended Plan of Reorganization (the "Plan") has been confirmed by the Bankruptcy Court; and

      WHEREAS, the Plan provides, inter alia, for the PI Trust to provide "tag-along" rights to the Public Shareholders (as such term is defined below) of Raytech in certain defined circumstances;

      WHEREAS, this Agreement establishes the mechanism for providing the tag-along rights to the Public Shareholders;

      NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

      1.01. Definitions. For purposes hereof, the following terms when used herein and initially capitalized shall have the meanings set forth below:

      "Legal Representative" shall mean and include any Person empowered or entitled to act with respect to the property of the PI Trust, including, but not limited to, any executor, administrator or trustee.

      "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

      "Public Shareholder" means any Person that holds New Raytech Common Stock (as such term is defined in the Plan) that is not the PI Trust, the United States of America or the State of Connecticut.

      1.02 Construction. The masculine pronoun whenever used herein shall be construed so as to include the feminine and the neuter, and the singular shall be deemed to include the plural, whenever the context so requires.

                                   ARTICLE II

                                TAG-ALONG RIGHTS

      (a) In the event that the PI Trust desires to sell 90% or more of the New Raytech Common Stock issued to the PI Trust on the Effective Date, as adjusted for any subsequent stock splits, dividends, recapitalizations or similar events, to a Person and its affiliates and subsidiaries in a single transaction or a series of transactions (a "Proposed Purchaser" and such transfer, a "Proposed Transfer"), then such PI Trust's right to accept or initiate such a transaction shall be conditioned upon the Proposed Purchaser making a tender offer to the Public Shareholders to purchase a pro rata portion (equivalent to the percentage of New Raytech Common Stock to be purchased from the PI Trust) of such Public Shareholders' New Raytech Common Stock for the same price per share, with the same form of consideration and otherwise upon the same terms and conditions as the Proposed Transfer.

      (b) The PI Trust shall, not less than 30 days prior to a Proposed Transfer, notify the Shareholder Representative in writing of such Proposed Transfer (the "Proposed Transfer Notice"). Such Proposed Transfer Notice shall set forth: (i) the number of shares of New Raytech Common Stock proposed to be transferred (the "Transferred Securities"); (ii) the name(s) and address(es) of the Proposed Purchaser(s); (iii) the proposed amount and all forms of consideration and terms and conditions of payment offered by such Proposed Purchaser, including the proposed date for the closing of the Proposed Transfer (the "Scheduled Closing"); and (iv) that the Proposed Purchaser has been informed of the tag-along rights of the Public Shareholders provided for in this

Section and has agreed to purchase the Transferred Securities in accordance with the terms hereof.

      (c) In the event that the Proposed Purchaser(s) does not effect the tender offer to purchase New Raytech Common Stock from such Public Shareholders as required by Section 2.01(a) hereof, then the PI Trust shall not sell any New Raytech Common Stock to the Proposed Purchaser pursuant to the Proposed Transfer.

                                   ARTICLE III

                        ENDORSEMENT ON STOCK CERTIFICATE

      3.01 Upon the Effective Date of the Plan, all certificates evidencing the shares New Raytech Common Stock distributed to the PI Trust pursuant to the Plan shall be endorsed as follows:

      "NOTICE: This certificate and the shares of common stock evidenced hereby are subject to the restrictions stated in, and may not be sold, transferred, encumbered, or otherwise disposed of in any manner, voluntarily or involuntarily, except upon compliance with the provisions of that certain Shareholders' Agreement dated as of __________, 2001, copies of which are on file in the offices of the PI Trust , and the provisions of which are incorporated herein by reference."

                              ARTICLE IV

                SPECIFIC PERFORMANCE: INJUNCTIVE RELIEF

     By execution and delivery hereof, each party hereto hereby acknowledges and agrees that each of the parties to this Agreement will be entitled to enforce such party's rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in such party's favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in such party's sole discretion apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement, without the necessity of posting a bond or proving actual damages.

                               ARTICLE V

                                 TERM

      5.01 Term. This Agreement shall commence on the date hereof and shall continue until terminated upon the earliest to occur of any of the following events:

            (a)   dissolution of Raytech or the PI Trust;

            (b) the completion of a tender offer for the shares of New Raytech Common Stock held by Public Shareholders as required by Section II(a) hereof;

            (c)   the fifteenth year anniversary of this Agreement.

      5.02 Termination. Upon termination of this Agreement, Raytech or the PI Trust shall, upon surrender to it by the PI Trust of the certificates representing the outstanding Shares then held by the PI Trust, issue to the PI Trust new certificates for an equal number of Shares but without the endorsement set forth in Article IV hereof.

                              ARTICLE VI

                             COMPENSATION

      6.01 Annual Fee. Raytech shall pay the Shareholder
Representative an annual fee of $10,000.00, payable in advance.

      6.02 Expenses. Raytech shall reimburse the Shareholder Representative for all reasonable out-of-pocket expenses incurred in connection with the performance of his or her responsibilities under this Agreement, excluding attorneys' fees; provided, however, that in the event of a Proposed Transfer which shall not be in compliance with
Article II hereof, Raytech shall pay all reasonable attorneys' fees incurred by the Shareholder Representative in enforcing the rights of the Public Shareholders under Article II hereof, provided that such fees shall not exceed $50,000. Notwithstanding the foregoing, in addition, in the event that the Shareholder Representative is required to enforce the rights of the Public Shareholders under Article II hereof by the filing of an action or otherwise, then the Shareholder Representative may recover all reasonable expenses, including attorneys' fees and costs, from the PI Trust in the event that the Shareholder Representative obtains a final order that is not the subject of an appeal determining that a Proposed Tender is not in compliance with Article II hereof. Any dispute over the reasonableness of any fees incurred by the Shareholder Representative shall be resolved by mandatory arbitration.

                             ARTICLE VII

              RESIGNATION OF SHAREHOLDER REPRESENTATIVE

      7.01 Resignation. The Shareholder Representative may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Board of Directors of Raytech and the Trustees of the PI Trust at least 30 days prior to the effective date of such resignation. Such resignation shall become effective on the day specified in such notice.

      7.02 Appointment of a Successor Shareholder Representative. If, at any time, the Shareholder Representative shall give notice of his intent to resign or shall become incapable of acting as determined by a court of competent jurisdiction, the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, or such other court of competent jurisdiction, shall choose, upon notice and a hearing, a successor Shareholder Representative to act under this Agreement.

      7.03 Acceptance of Appointment by Successor Representative. Any successor Shareholder Representative appointed hereunder shall execute an instrument accepting such appointment hereunder in the form determined by the United States Bankruptcy Court for the District of Connecticut, Bridgeport Division, or such other court of competent jurisdiction. Thereupon, such successor Shareholder Representative shall, without any further act, become vested with all of the rights, powers, trusts and duties of its predecessor hereunder with like effect as if originally named herein.

                             ARTICLE VIII

                            MISCELLANEOUS

      8.01 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party of circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

      8.02 Governing Law. This Agreement shall be construed under the laws of the State of Connecticut (without regard to Connecticut conflicts of law principles). By executing this Agreement, the PI Trust and the Shareholder Representative thereby consents to, and agrees not to contest, the jurisdiction of any court sitting in Connecticut to hear any action brought under this Agreement.

      8.03 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed may be deemed to be an original.

      8.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Public Shareholders, the PI Trust and their respective heirs, executors, Legal Representatives and permitted assigns.

      8.05 Notices. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and shall be deemed given upon personal delivery or two (2) days after deposit in the United States mail, registered or certified, postage prepaid, addressed to the party to be notified at the following address or at such other address as the party to be notified may, from time to time in writing, furnish to the other parties in the manner provided in this Section:

If to the Shareholder                  Murray Drabkin
Representative:                        1814 24th Street, N.W.
                                       Washington, DC 20008

with a copy to:                        Stephen E. Garcia
                                       Kaye, Scholer, Fierman, Hays &
                                       Handler
                                       200 S. Wacker
                                       Chicago, Illinois 60606

If to the PI Trust:



with a copy to:



If to Raytech or its
Board of Directors :



with a copy to:




      8.06 Headings. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

      8.07 Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by all the parties hereto.

      8.08 Entire Agreement. This Agreement, together with the other documents and instruments referred to herein, constitutes the entire agreement of the parties and supersedes all other prior agreements, oral or written, with respect to the subject matter hereof.

      8.9 Computation of Time. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which said period of time runs shall be excluded and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

      8.10 Waiver. The waiver by and party hereto of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first mentioned above.

                                        THE RAYTECH CORPORATION
                                        ASBESTOS PERSONAL INJURY
                                        SETTLEMENT TRUST


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


                                        RAYTECH CORPORATION


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------
                                            Murray Drabkin, not individually,
                                            but solely as the Shareholder
                                            Representative